EXHIBIT 10.16




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                                   ASSET PURCHASE AGREEMENT

                                         BY AND AMONG

                              GRAY COMMUNICATIONS SYSTEMS, INC.,

                            GRAY COMMUNICATIONS OF INDIANA, INC.,

                                 NEWS PRINTING COMPANY, INC.,

                                         JANE GEMMER


                                             AND


                                         JOHN GEMMER



                                DATED AS OF FEBRUARY 28, 1999



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                                      TABLE OF CONTENTS

ARTICLE I      SALE AND PURCHASE OF CERTAIN ASSETS

   1.01   SALE AND PURCHASE OF CERTAIN ASSETS................................................1
   1.02   PURCHASE PRICE; RESTRICTIVE COVENANTS..............................................2
   1.03   PAYMENT OF THE PURCHASE PRICE......................................................2
   1.04   PRORATIONS AND CERTAIN PAYMENTS....................................................2
   1.05   PURCHASE PRICE ADJUSTMENT..........................................................3
   1.06   CLOSING............................................................................3
   1.07   DELIVERIES.........................................................................3

ARTICLE II     ASSUMPTION OF LIABILITIES AND CONTRACTUAL OBLIGATIONS

   2.01   GENERAL............................................................................4
   2.02   CERTAIN OBLIGATIONS................................................................4
   2.03   NO INTENTION TO BENEFIT THIRD PARTIES..............................................4

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER,
               MR. GEMMER AND SELLER

   3.01   CAPACITY AND VALIDITY..............................................................5
   3.02   ORGANIZATION.......................................................................5
   3.03   NO CONFLICT........................................................................5
   3.04   SUBSIDIARIES.......................................................................5
   3.05   FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES...........................6
   3.06   ABSENCE OF CHANGES.................................................................6
   3.07   TAX MATTERS........................................................................6
   3.08   TITLE TO ASSETS; ENCUMBRANCES; CONDITION...........................................6
   3.09   REAL PROPERTY......................................................................7
   3.10   PERSONAL PROPERTY..................................................................8
   3.11   INTELLECTUAL PROPERTY..............................................................8
   3.12   BARTER AND TRADE AGREEMENTS........................................................9
   3.13   CIRCULATION........................................................................9
   3.14   INVENTORIES........................................................................9
   3.15   BONDS, LETTERS OF CREDIT AND GUARANTEES............................................9
   3.16   COMPLIANCE WITH LAW................................................................9
   3.17   BENEFIT PLANS.....................................................................10
   3.18   CONTRACTS.........................................................................11
   3.19   LABOR MATTERS.....................................................................13
   3.20   BROKERS AND FINDERS...............................................................14
   3.21   COMPLIANCE WITH THE IMMIGRATION REFORM AND CONTROL ACT............................14
   3.22   ADVERTISERS AND CUSTOMERS.........................................................14
   3.23   LITIGATION........................................................................14
   3.24   PROSPECTIVE CHANGES...............................................................15
   3.25   INTERESTED TRANSACTIONS...........................................................15
   3.26   ENVIRONMENTAL.....................................................................15
   3.27   YEAR 2000 COMPLIANCE..............................................................17
   3.28   COMPUTER SOFTWARE AND DATABASE....................................................17
   3.29   INSURANCE.........................................................................17
   3.30   STATEMENTS TRUE AND CORRECT.......................................................18

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF PURCHASER AND GRAY

   4.01   ORGANIZATION......................................................................18
   4.02   AUTHORITY AND VALIDITY............................................................18
   4.03   NO CONFLICT.......................................................................18

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

   4.04   BROKERS AND FINDERS...............................................................18
   4.05   STATEMENTS TRUE AND CORRECT.......................................................18

ARTICLE V      COVENANTS AND ADDITIONAL AGREEMENTS OF SELLER, THESHAREHOLDER, MR. GEMMER,
               THE PURCHASER AND GRAY

   5.01   OPERATION OF BUSINESS PENDING CLOSING.............................................19
   5.02   RIGHT OF INSPECTION, ACCESS.......................................................19
   5.03   CONFIDENTIALITY...................................................................20
   5.04   SCHEDULES.........................................................................20
   5.05   OTHER OFFERS AND EXCLUSIVE DEALING................................................21
   5.06   CERTAIN TAX AND OTHER MATTERS.....................................................21
   5.07   CONSENTS AND APPROVALS............................................................21
   5.08   SUPPLYING FINANCIAL STATEMENTS....................................................21
   5.09   CONSUMMATION OF TRANSACTIONS; CLOSING CONDITIONS..................................21
   5.10   USE OF NAME.......................................................................21
   5.11   EXPENSES..........................................................................22
   5.12   FURTHER ASSURANCES................................................................22
   5.13   EMPLOYEES.........................................................................22
   5.14   DELIVERY OF BOOKS AND RECORDS.....................................................23
   5.15   TITLE SEARCH; DISCHARGE OF LIENS; TITLE INSURANCE.................................23
   5.16   QUALIFICATION AND CORPORATE EXISTENCE.............................................23
   5.17   PURCHASER'S ASSISTANCE TO SELLER..................................................23

ARTICLE VI     CONDITIONS PRECEDENT TO OBLIGATIONS OF GRAY AND PURCHASER

   6.01   REPRESENTATIONS TRUE AND COVENANTS PERFORMED AT CLOSING...........................24
   6.02   NO INJUNCTION, ETC................................................................24
   6.03   NO MATERIAL ADVERSE CHANGE........................................................24
   6.04   APPROVAL OF LEGAL MATTERS.........................................................24
   6.05   BILL OF SALE; ASSIGNMENTS; ETC....................................................24
   6.06   OPINIONS OF COUNSEL...............................................................25
   6.07   INCUMBENCY CERTIFICATE............................................................25
   6.08   LICENSES..........................................................................25
   6.09   WARRANTY DEED, TITLE INSURANCE AND SURVEY.........................................25
   6.10   ENVIRONMENTAL REPORT..............................................................25
   6.11   DUE DILIGENCE REVIEW..............................................................25
   6.12   CERTIFIED COPIES OF RESOLUTIONS...................................................25
   6.13   SALES AND USE TAXES...............................................................25
   6.14   COVENANTS NOT TO COMPETE..........................................................25
   6.15   NON-FOREIGN CERTIFICATE...........................................................26
   6.16   LETTERS TESTAMENTARY..............................................................26

ARTICLE VII    CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER, MR. GEMMER AND THE SHAREHOLDER

   7.01   REPRESENTATIONS TRUE AND COVENANTS PERFORMED AT CLOSING...........................26
   7.02   NO INJUNCTION, ETC................................................................26
   7.03   APPROVAL OF LEGAL MATTERS.........................................................26
   7.04   ASSIGNMENT AND ASSUMPTION AGREEMENT...............................................26
   7.05   INCUMBENCY CERTIFICATE............................................................26
   7.06   CERTIFIED COPIES OF RESOLUTIONS...................................................27

ARTICLE VIII     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

   8.01   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ACKNOWLEDGMENT OF GRAY'S AND
   PURCHASER'S RELIANCE.....................................................................27
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

   8.02   INDEMNIFICATION BY THE SHAREHOLDER, MR. GEMMER AND SELLER.........................28
   8.03   INDEMNIFICATION BY PURCHASER AND GRAY.............................................30
   8.04   LIMITATIONS ON INDEMNIFICATION....................................................30
   8.05   INDEMNIFICATION PAYMENTS..........................................................31

ARTICLE IX     TERMINATION

   9.01   METHOD OF TERMINATION.............................................................31
   9.02   NOTICE OF TERMINATION.............................................................32
   9.03   EFFECT OF TERMINATION.............................................................32
   9.04   RISK OF LOSS......................................................................32

ARTICLE X      DEFINITIONS

     ACCOUNTS PAYABLE.......................................................................32
     ACCOUNTS RECEIVABLE....................................................................32
     AFFILIATE..............................................................................33
     AGREEMENT..............................................................................33
     ASSET PURCHASE PRICE...................................................................33
     ASSETS.................................................................................33
     ASSUMED LIABILITIES....................................................................33
     BALANCE SHEET..........................................................................34
     BALANCE SHEET DATE.....................................................................34
     BUSINESS...............................................................................34
     CLOSING................................................................................34
     CLOSING DATE...........................................................................34
     CODE...................................................................................34
     COMPUTER SOFTWARE......................................................................34
     CONTRACT...............................................................................34
     CURRENT COMMUNITY COMMITMENTS..........................................................34
     DATABASES..............................................................................34
     DEFAULT................................................................................35
     EMPLOYEE BENEFIT PLAN..................................................................35
     ENVIRONMENTAL LITIGATION...............................................................35
     ENVIRONMENTAL LAWS.....................................................................35
     ENVIRONMENTAL MATTER...................................................................35
     ERISA..................................................................................35
     ERISA AFFILIATE........................................................................35
     FINANCIAL STATEMENTS...................................................................36
     GAAP...................................................................................36
     GEMMER REAL PROPERTY...................................................................36
     GEMMER REAL PROPERTY PURCHASE PRICE....................................................36
     GOSHEN REAL PROPERTY...................................................................36
     GOVERNMENTAL AUTHORITY.................................................................36
     HAZARDOUS SUBSTANCE....................................................................36
     INTELLECTUAL PROPERTY..................................................................36
     INVENTORY..............................................................................37
     IRS....................................................................................37
     KNOWLEDGE..............................................................................37
     LAW....................................................................................37
     LIABILITY..............................................................................37
     LICENSE................................................................................37
     LIEN...................................................................................37
     LITIGATION.............................................................................37
     LOSS...................................................................................37
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

     MATERIAL OR MATERIALLY.................................................................38
     MATERIAL ADVERSE CHANGE OR MATERIAL ADVERSE EFFECT.....................................38
     ORDER..................................................................................38
     OTHER AGREEMENTS.......................................................................38
     PERMITTED LIENS........................................................................38
     PERSON.................................................................................38
     PERSONAL PROPERTY......................................................................38
     PURCHASE PRICE.........................................................................38
     RELATED PARTY OR RELATED PERSON........................................................38
     RETAINED ASSETS........................................................................39
     RETAINED LIABILITIES...................................................................39
     SUBSIDIARY.............................................................................40
     TAX....................................................................................40
     TAX RETURNS............................................................................40
     THIRD PARTY OR THIRD PARTIES...........................................................40
     UNDISCLOSED LIABILITIES................................................................40

ARTICLE XI     MISCELLANEOUS

   11.01  NOTICES...........................................................................40
   11.02  ENTIRE AGREEMENT, MODIFICATIONS, AMENDMENTS AND WAIVERS...........................40
   11.03  SUCCESSORS AND ASSIGNS............................................................40
   11.04  TABLE OF CONTENTS; CAPTIONS; REFERENCES...........................................41
   11.05  PRONOUNS..........................................................................41
   11.06  GOVERNING LAW.....................................................................41
   11.07  SEVERABILITY......................................................................41
   11.08  REMEDIES NOT EXCLUSIVE............................................................41
   11.09  COUNTERPARTS AND INTERPRETATIONS..................................................41
   11.10  ATTORNEYS' FEES...................................................................41






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                                      INDEX OF SCHEDULES
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Schedule 1.02(d)      -  Purchase Price Allocation
Schedule 3.01         -  Shareholders' Ownership
Schedule 3.02         -  Articles and Bylaws
Schedule 3.02(a)      -  Foreign Qualifications
Schedule 3.03         -  Conflicts
Schedule 3.04         -  Seller's Ownership Interest in Another Person
Schedule 3.05         -  Financial Statements
Schedule 3.09         -  Real Property
Schedule 3.10         -  Personal Property
Schedule 3.11         -  Intellectual Property
Schedule 3.12         -  Barter and Trade Agreements
Schedule 3.14         -  Inventory of Seller
Schedule 3.16         -  Licenses
Schedule 3.17         -  Benefit Plans
Schedule 3.18(a)(i)   -  Gemmer Real Property Contracts
Schedule 3.18(a)(ii)  -  Goshen Real Property Contracts
Schedule 3.18(a)(iii) -  Personal Property Contracts
Schedule 3.18(a)(iv)  -  Purchase Orders - Non-Capital Assets
Schedule 3.18(a)(v)   -  Purchase Orders - Capital Assets
Schedule 3.1(a)(vi)   -  Sales Contracts
Schedule 3.18(a)(vii) -  Employment, Other Affiliate Contracts
Schedule 3.18(a)(viii)-  Powers of Attorney
Schedule 3.18(a)(ix)  -  Intellectual Property Contracts
Schedule 3.18(a)(x)   -  Other Contracts
Schedule 3.18(c)      -  No Default
Schedule 3.19         -  Employees and Independent Contractors
Schedule 3.22         -  Advertiser and Customer Lists
Schedule 3.23         -  Litigation
Schedule 3.26         -  Environmental
Schedule 3.27         -  Year 2000 Compliance
Schedule 3.29         -  Insurance

                                      INDEX OF EXHIBITS
                                      -----------------

Exhibit 1.03(b)       -  Form of Escrow Agreement
Exhibit 5.13          -  List of Employees
Exhibit 6.05          -  Form of Bill of Sale
Exhibit 6.06          -  Form of Opinion of Counsel to Seller and the
                         Shareholder
Exhibit 6.14          -  Form of Non-Competition, Non-Solicitation and
                         Confidentiality Agreement
Exhibit 7.04          -  Form of Assignment and Assumption Agreement
Exhibit X             -  Assumed Contracts

                            ASSET PURCHASE AGREEMENT
                            ------------------------


        THIS ASSET PURCHASE AGREEMENT (this "Agreement") dated as of the 28th day of February, 1999, is made and entered into by and among Gray Communications Systems, Inc., a Georgia corporation ("Gray"), Gray Communications of Indiana, Inc., a Georgia corporation ("Purchaser"), News Printing Company, Inc., an Indiana corporation ("Seller"), Jane Gemmer, an individual residing in Goshen, Indiana ("Mrs. Gemmer" or the "Shareholder") and John Gemmer, an individual residing in Goshen, Indiana ("Mr. Gemmer") (Mrs. Gemmer and Mr. Gemmer are sometimes referred to collectively as the "Gemmers").


                                   BACKGROUND
                                   ----------

        The Shareholder owns all of the issued and outstanding common stock of Seller, which is engaged in the business of (i) printing and publishing the daily newspaper, The Goshen News, and the weekly shopper, The Goshen Extra, and
(ii) commercial printing under the name News Printing Company. This Agreement sets forth the terms and conditions upon which Seller shall sell to Purchaser, and upon which Purchaser shall purchase, certain of Seller's assets, and the terms upon which Mrs. Gemmer shall sell to Purchaser, and Purchaser shall purchase from Mrs. Gemmer, the Gemmer Real Property.

        Mr. Gemmer is the President of Seller, and is married to Mrs. Gemmer, the sole shareholder of Seller. Mr. Gemmer acknowledges and agrees that he will derive a substantial personal benefit from the transactions contemplated by this Agreement. Certain terms used in this Agreement are defined in Article X hereof.

                                    AGREEMENT
                                    ---------

        In consideration of the foregoing, the mutual agreements, covenants, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE I
                       SALE AND PURCHASE OF CERTAIN ASSETS
                       -----------------------------------

        1.01 SALE AND PURCHASE OF CERTAIN ASSETS. Subject to the terms and conditions contained in this Agreement, at the Closing (i) Purchaser shall purchase from Seller, and Seller shall sell, convey, transfer, assign, and deliver to Purchaser, for the purchase price set forth in Section 1.02(a) below (the "Asset Purchase Price"), all of the Assets (which do not include the Retained Assets), free and clear of any and all Liens and (ii) Purchaser shall purchase from Mrs. Gemmer, and Mrs. Gemmer shall sell, convey, transfer, assign and deliver to Purchaser, for the purchase price set forth in Section 1.02(b) below (the "Gemmer Real Property Purchase Price"), the Gemmer Real Property, free and clear of any and all Liens (the Gemmer Real Property Purchase Price and the Asset Purchase Price sometimes are referred to collectively as the "Purchase Price").

        1.02    PURCHASE PRICE; RESTRICTIVE COVENANTS.

               (a) The total Asset Purchase Price for the acquisition of the Assets from Seller is $14,850,000 plus (i) ninety-five percent (95%) of the amount of the Accounts Receivable as of the date prior to the Closing Date and
(ii) the assumption of the Assumed Liabilities.

               (b) The total Gemmer Real Property Purchase Price for the acquisition of the Gemmer Real Property from Mrs. Gemmer is $350,000.

               (c) Purchaser, Gray, Mrs. Gemmer and Mr. Gemmer shall enter into a Non-Competition, Non-Solicitation and Confidentiality Agreement pursuant to which Purchaser shall pay jointly to Mrs. Gemmer and Mr. Gemmer $1,500,000 as consideration for entering into such agreement.

               (d) The Asset Purchase Price shall be allocated among the Assets on a preliminary basis as set forth in Schedule 1.02(d), and after the Closing Date, Purchaser shall prepare a final allocation of the Purchase Price based upon the preliminary allocations contained in Schedule 1.02(d) and applicable Law. Purchaser and Seller shall execute and file with the IRS in a timely manner Form 8594 with respect to such final allocation. Neither Purchaser nor Seller shall file a Tax Return or take any position with any Taxing authority that is inconsistent with such final allocation.

        1.03   PAYMENT OF THE PURCHASE PRICE.

               (a) On the Closing Date, Purchaser shall pay the cash portion of the Asset Purchase Price to Seller by delivering (i) to Seller the sum of (A) Thirteen Million Eight Hundred Fifty Thousand Dollars ($13,850,000) plus (B) ninety-five percent (95%) of the amount of the Accounts Receivable as of January 31, 1999, and (ii) to The Bank of New York, as escrow agent (the "Escrow Agent"), the sum of One Million Dollars ($1,000,000), each by wire transfer of immediately available funds or in such other form and manner as may be mutually satisfactory. On the Closing Date, Purchaser shall pay the Gemmer Real Property Purchase Price by delivering to the Escrow Agent the sum of Three Hundred Fifty Thousand Dollars ($350,000) by wire transfer of immediately available funds or in such other form and manner as may be mutually satisfactory. On the Closing Date, Purchaser shall pay $1,500,000 for the Non-Competition, Non-Solicitation and Confidentiality Agreement to the Gemmers by delivering to the Gemmers the sum of One Million Five Hundred Thousand Dollars ($1,500,000) by wire transfer of immediately available funds or in such other form and manner as may be mutually satisfactory.

               (b) The $1,000,000 of the Asset Purchase Price and the $350,000 total Gemmer Real Property Purchase Price delivered to the Escrow Agent shall be held by the Escrow Agent and released pursuant to the terms of an escrow agreement substantially in the form of Exhibit 1.03(b) (the "Escrow Agreement").

               (c) Each of the Asset Purchase Price and the Gemmer Real Property Purchase Price shall be paid net of any necessary adjustment pursuant to Section 1.04, Section 5.11 and any other provision of this Agreement requiring payment to or for the benefit of any of the parties hereto at Closing.

        1.04 PRORATIONS AND CERTAIN PAYMENTS. The following prorations relating to the Assets and to the Gemmer Real Property will be made as of the close of business on February 28, 1999, with Seller

(or in the case of the Gemmer Real Property, Mrs. Gemmer), liable to the extent such items relate to any time period prior to the close of business on February 28, 1999 and Purchaser liable to the extent such items relate to periods on or after the close of business on February 28, 1999:

          (i)   personal property, real estate, occupancy and other similar
                Taxes;
          (ii) the amount of sewer rents and charges for water, telephone, electricity and other utilities and fuel;
          (iii) the amount of prepaid circulation revenue; and
          (iv) all other items that shall be paid by Purchaser or otherwise affect the Business, the Assets or the Gemmer Real Property and that relate, in whole or in part, to periods prior to the close of business on February 28, 1999 (other than the Assumed Liabilities).

The net amount of all such prorations will be settled and paid on the Closing Date as a net against the Asset Purchase Price and the Gemmer Real Property Purchase Price, as appropriate, pursuant to Section 1.03(c). In the event that the amount of any of the items to be prorated pursuant to this Section 1.04 is not Known by Seller (or in the case of the Gemmer Real Property, Mrs. Gemmer), and Purchaser at the Closing, the proration shall be made based upon the amount of the most recent cost of such item to Seller (or in the case of the Gemmer Real Property, Mrs. Gemmer). After Closing, Purchaser and Seller (or in the case of the Gemmer Real Property, Mrs. Gemmer), each shall provide to the other, within five (5) business days after receipt, each Third Party invoice relating to any item so estimated. Within ten (10) business days thereafter, Purchaser and Seller (or in the case of the Gemmer Real Property, Mrs. Gemmer), each shall make any payments to the other that are necessary to compensate for any difference between the proration made at the Closing and the correct proration based on the Third Party invoice.

        1.05 PURCHASE PRICE ADJUSTMENT. Within thirty (30) days after the Closing Date, Purchaser shall prepare and deliver to Seller a statement of the amount of the Accounts Receivable as of February 28, 1999 (the "Closing Receivables"). The Asset Purchase Price shall be increased by 95% of any amount by which the Closing Receivables exceed the Accounts Receivable as of January 31, 1999 (the "January Receivables"). The Asset Purchase Price shall be decreased by 95% of any amount by which the January Receivables exceed the Closing Receivables. Any increase in the Asset Purchase Price shall be paid by Purchaser to Seller and any decrease in the Asset Purchase Price shall be paid by Seller to Purchaser. The payment required by this Section 1.05 shall be made by wire transfer of immediately available funds within ten (10) days after delivery of the statement of the Closing Receivables.

        1.06 CLOSING. The Closing shall take place at the offices of McGladrey & Pullen, LLP, 202 N. Main, Goshen, Indiana 46526, on the Closing Date. Title to the Assets shall pass from Seller (and in the case of the Gemmer Real Property, from Mrs. Gemmer), to Purchaser upon the Closing to be effective as of the close of business on February 28, 1999.

        1.07 DELIVERIES. All deliveries, payments and other transactions and documents relating to the Closing (i) shall be interdependent and none shall be effective unless and until all are effective (except to the extent that the party entitled to the benefit thereof has waived satisfaction or performance thereof as a condition precedent to Closing) and (ii) shall be deemed to be consummated simultaneously.

                                   ARTICLE II
              ASSUMPTION OF LIABILITIES AND CONTRACTUAL OBLIGATIONS
              -----------------------------------------------------

        2.01 GENERAL. Except as otherwise expressly provided in Section 2.02, Purchaser is not assuming any Liability or any contractual or other obligation of Seller or, with respect to the Gemmer Real Property, Mrs. Gemmer, (including without limitation any of the Retained Liabilities); and the Assets and the Gemmer Real Property are being sold to Purchaser free and clear of all Liens and Liabilities. Seller will pay all Taxes imposed on it and all Taxes payable by reason of the sale by Seller to Purchaser of the Assets pursuant to the terms of this Agreement. Mrs. Gemmer will pay all Taxes imposed on her and all Taxes payable by reason of the sale by Mrs. Gemmer to Purchaser of the Gemmer Real Property pursuant to the terms of this Agreement.

        2.02   CERTAIN OBLIGATIONS.

               (a) Purchaser hereby assumes the Assumed Liabilities.

               (b) Nothing contained in this Agreement shall require Purchaser to pay, perform or discharge any of the Assumed Liabilities so long as Purchaser shall in good faith contest or cause to be contested the amount or validity thereof or shall in good faith assert any defense or offset thereto, and Seller, Mr. Gemmer and the Shareholder shall provide reasonable assistance to Purchaser in so contesting and defending such claims.

               (c) Nothing contained in this Article II or in any instrument of assumption executed by Purchaser in connection with this Agreement shall be deemed to release or relieve Seller or the Shareholder from their respective representations, warranties, covenants and agreements contained in this Agreement or any of the other agreements executed in connection with this Agreement, including, without limitation, the obligations of Seller, the Shareholder and Mr. Gemmer to indemnify Purchaser in accordance with the provisions of Article VIII. Further, Seller (and, in the case of Retained Liabilities with respect to the Gemmer Real Property, Mrs. Gemmer) shall pay, satisfy and perform all of the Retained Liabilities, and no disclosures made or exceptions noted with respect to the representations, warranties, covenants and agreements of Seller, the Shareholder or Mr. Gemmer contained in this Agreement or any of the Other Agreements shall affect Seller's (and, in the case of Retained Liabilities with respect to the Gemmer Real Property, Mrs. Gemmer's), obligation to pay, satisfy and perform all of the Retained Liabilities.

        2.03. NO INTENTION TO BENEFIT THIRD PARTIES. This Agreement is not intended to, and shall not, benefit any person or entity other than Seller, Mr. Gemmer, the Shareholder and Purchaser or create any Third Party beneficiary right in any person.


                                   ARTICLE III
    REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER, MR. GEMMER AND SELLER

        The Shareholder, Mr. Gemmer and Seller, jointly and severally, hereby represent and warrant to Purchaser as follows:

        3.01 CAPACITY AND VALIDITY. The Shareholder is the owner of all right, title and interest (legal and beneficial) in and to that number of shares of common stock of Seller listed opposite the name of such Shareholder in Schedule
3.01. Each of the Shareholder and Mr. Gemmer has the full power and capacity necessary to enter into and perform her or his obligations under this Agreement and the Other Agreements to which she or he is a party and to consummate the transactions contemplated hereby and thereby. Seller has the corporate power and authority necessary to enter into and perform its obligations under this Agreement and the Other Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Other Agreements have been approved by all necessary action of the Board of Directors and the shareholders of Seller. This Agreement and the Other Agreements to which the Shareholder, Mr. Gemmer or Seller is a party have been duly executed and delivered by the Shareholder, Mr. Gemmer and by duly authorized officers of Seller, and each such agreement constitutes, or when executed, will constitute, a legal, valid and binding obligation of the Shareholder, Mr. Gemmer and Seller, enforceable against the Shareholder, Mr. Gemmer and Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors' rights generally.

        3.02 ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and has full corporate power and authority to own, lease and operate its assets and to carry on its Business. Complete and correct copies of the Articles of Incorporation, and all amendments thereto, (certified by the Secretary of State of the State of Indiana) and By-Laws of Seller, and all amendments thereto (certified by the Secretary of Seller) are attached hereto as part of Schedule
3.02. Seller is duly qualified or licensed to transact business as a foreign corporation in good standing in the jurisdictions listed in Schedule 3.02(a), and the character of the Assets and the Gemmer Real Property or the nature of the Business do not require such qualification or licensing in any other jurisdiction, in which the failure to be duly qualified or licensed could have a Material Adverse Effect on Seller. Copies of all records of the proceedings of incorporators, shareholders and Board of Directors of Seller, including those which are set forth in Seller's minute books ("Minute Books"), and the stock record books of Seller ("Stock Record Books") have been made available to Purchaser for review, are correct and complete and accurately reflect all proceedings of Seller's incorporators, shareholders and Board of Directors and all committees thereof and the stock ownership in Seller.

        3.03 NO CONFLICT. Except as disclosed in Schedule 3.03, neither the execution, delivery and performance of this Agreement or the Other Agreements to which she, he or it is a party by the Shareholder, Mr. Gemmer or Seller nor the consummation by the Shareholder, Mr. Gemmer or Seller of the transactions contemplated hereby or thereby will (i) conflict with or result in a violation, contravention or breach of any of the terms, conditions or provisions of the Articles of Incorporation, as amended, or the By-Laws, as amended, of Seller,
(ii) result in a Default under or require the consent or approval of any party to any Contract of Seller, Mr. Gemmer or the Shareholder, (iii) result in the violation of any Law or Order, or (iv) result in the creation or imposition of any Lien upon any of the Assets or any portion of the Gemmer Real Property.

        3.04 SUBSIDIARIES. Seller has not in the past had, and does not currently have, any Subsidiaries. Except as set forth on Schedule 3.04, Seller has not in the past owned, and does not currently own, directly or indirectly, any capital stock or other equity, ownership, proprietary or voting interest in any Person.

        3.05   FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES.

               (a) The Financial Statements, correct and complete copies of which are included in Schedule 3.05, (i) are in accordance with the books and records of Seller which are correct and complete and which have been maintained in accordance with good business practices; (ii) present fairly the financial position of Seller as of the dates indicated and the results of its operations and its cash flows for the periods then ended; (iii) have been prepared in accordance with GAAP; and (iv) reflect reserves in conformity with GAAP that are adequate for all known Liabilities and reasonably anticipated Losses.

               (b) Seller has no Undisclosed Liabilities or any basis for or, to the Knowledge of Seller, Mr. Gemmer or the Shareholder, any threat of an assertion against Seller, the Business, the Gemmer Real Property or Seller's assets of any Undisclosed Liability, except for Liabilities incurred since the Balance Sheet Date in the ordinary course of business, none of which are Material, individually or in the aggregate.

        3.06 ABSENCE OF CHANGES. Since the Balance Sheet Date, (i) the Business has been carried on only in the ordinary course consistent with past practice,
(ii) there has been no Material Adverse Change, and there has been no event or circumstance which is reasonably anticipated to result in a Material Adverse Change with respect to Seller, the Business, the Gemmer Real Property or the Assets, and (iii) Seller has not made any change in any method of accounting or accounting practice.

        3.07 TAX MATTERS. Seller (and with respect to the Gemmer Real Property, Mrs. Gemmer) has timely filed with the appropriate Governmental Authorities all required Tax Returns in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete. Seller (and with respect to the Gemmer Real Property, Mrs. Gemmer), is not the beneficiary of any extension of time within which to file any Tax Return. All Taxes (whether or not shown on any Tax Return) for all periods ending on or before the Balance Sheet Date, have been fully paid or appropriate deposits or adequate accruals have been made therefor on the Balance Sheet. No basis exists for any additional assessment of any Taxes.

        3.08   TITLE TO ASSETS; ENCUMBRANCES; CONDITION.

               (a) Seller has good, valid and marketable title to all of the Assets free and clear of any and all Liens.

               (b) Each of the improvements on the Gemmer Real Property and on the Goshen Real Property and each item of Personal Property is in good condition and repair, reasonable wear and tear excepted, and is usable in the ordinary course of business consistent with past practices. Each improvement on the Gemmer Real Property and on the Goshen Real Property and each item of Personal Property is adequate for its present and intended uses and operation and Seller has no intention to use or operate any such improvement or any item of Personal Property other than as presently used or operated. The Assets (including Seller's interest in all leased assets) together with the Gemmer Real Property
(i) include all assets required to operate the Business; (ii) constitute all of the assets held for use or used in connection with the Business; and (iii) are adequate to conduct the Business as currently conducted.

        3.09   REAL PROPERTY.

               (a) Schedule 3.09 contains a correct and complete description (including, without limitation, a legal description) of the Goshen Real Property and the Gemmer Real Property (for purposes of this Agreement, the Goshen Real Property and the Gemmer Real Property are sometimes collectively referred to as the "Real Property"). Any and all rights and easements for public vehicular ingress thereto and egress therefrom (including curb cut rights from all adjacent public streets) necessary for the Business as presently conducted by Seller are available to the Real Property. To the Knowledge of Seller, Mr. Gemmer or the Shareholder, no facts or circumstances exist which do, or potentially may, adversely affect any of the ordinary rights of access to and from the Real Property, from and to the existing public highways and roads, and there is no pending or threatened denial, revocation, modification or restriction of such access.

               (b) All public and private utilities required for the operation of the Real Property and the Business either enter the Real Property through adjoining public streets or, if they enter through adjoining private land, do so in accordance with valid recorded public easements or private easements which will inure to the benefit of Purchaser and all of such public and private utilities are installed and operating and all installation and connection charges have been paid in full.

               (c) To the Knowledge of Seller, Mr. Gemmer or the Shareholder, no zoning or similar land use restrictions are presently in effect or proposed by any Governmental Authority that would impair the operation of the Business as presently conducted by Seller or that would impair the use, occupancy and enjoyment of any of the Real Property. All of the Real Property is in compliance with all applicable zoning or similar land use restrictions of all Governmental Authorities having jurisdiction thereof and with all recorded restrictions, covenants and conditions affecting any of the Real Property and Seller or Mrs. Gemmer has performed all affirmative covenants relating to the Real Property and required to be performed by Seller or Mrs. Gemmer. Neither Seller nor Mrs. Gemmer has received any notice from any Governmental Authority or Third Party with regard to encroachments on or off the Real Property, violations of building codes, zoning, subdivision or similar Laws or other material defects in the good, valid, marketable and insurable fee simple title of said Real Property. None of the Real Property or the current uses thereof constitutes a nonconforming use or a "grandfathered" use under any applicable zoning or building codes.

               (d) As of the Closing Date, there will be no Contracts affecting the Real Property or any part thereof, and there will be no Persons in possession of, or with rights to possess, the Real Property or any part thereof other than Seller. There are no leases or other occupancy agreements, written or oral, in effect affecting the Real Property or any part thereof.

               (e) To the Knowledge of Seller, Mr. Gemmer or the Shareholder, no claim or right of adverse possession by any Third Party has been claimed or threatened with respect to the Real Property and none of such property is subject to any Order for its sale, condemnation, expropriation or taking (by eminent domain or otherwise) by any Governmental Authority nor has any such sale, condemnation, expropriation or taking been proposed or threatened.

               (f) Mrs. Gemmer has good, valid, marketable and insurable fee simple title to all of the Gemmer Real Property free and clear of any and all Liens. Seller has good, valid, marketable and insurable fee simple title to all of the Goshen Real Property free and clear of any and all Liens.

               (g) All improvements are located entirely on the Gemmer Real Property and the Goshen Real Property, and there are no matters that would be disclosed by current surveys of the Gemmer Real Property and the Goshen Real Property that could have an adverse effect on the Business as currently conducted.

        3.10 PERSONAL PROPERTY. Schedule 3.10 contains a correct and complete list of each item of Personal Property, other than Inventory (excluding office furniture, equipment, supplies and miscellaneous items of personal property with an aggregate book value of less than $10,000). Schedule 3.18(a)(iii) contains a correct and complete description of all leased Personal Property. Each Contract of Seller relating to such leased Personal Property is fully and accurately identified and described on such Schedule 3.18(a)(iii) (including, without limitation, duration, significant terms, and details of purchase options, if any).

        3.11 INTELLECTUAL PROPERTY. Schedule 3.11 contains a correct and complete list of all of the Intellectual Property of Seller used in connection with the Business, including all license agreements relating thereto, and indicates which of such Intellectual Property is owned and which is licensed by Seller as licensee.

               (a) Neither Seller nor any of its predecessors or Affiliates (or any goods or services sold by any of them) has violated, infringed upon or unlawfully or wrongfully used or disclosed the Intellectual Property of any Third Party and none of the Intellectual Property of Seller or any related rights or any customer lists, subscriber lists, advertiser lists or mailing lists, as used in the Business or in the other businesses now or heretofore conducted by Seller, infringes upon or otherwise violates the rights of any Third Party, and no Person has asserted a claim of such infringement or misuse. Seller has taken all reasonable measures to enforce, maintain and protect its interests and, to the extent applicable, the rights of Third Parties, in and to the Intellectual Property. Seller has, and upon consummation of the transactions contemplated by this Agreement, Purchaser will have, all right, title and interest in or to, or the license to use in the Business, the Intellectual Property identified on Schedule 3.11. The consummation of the transactions contemplated by this Agreement will not alter or impair any Intellectual Property rights of Seller. Seller is not obligated to make, nor has Seller incurred any Liability to make, any payments for royalties, fees or otherwise to any Person in connection with any of Seller's Intellectual Property used in the Business. All patents, trademarks, trade names, service marks, assumed names, and copyrights and all registrations thereof included in or related to the Intellectual Property of Seller are valid, subsisting and in full force and effect. Neither Seller, Mr. Gemmer nor the Shareholder has any Knowledge of any infringement of the Intellectual Property of Seller, and there are no pending infringement actions against another for infringement of the Intellectual Property of Seller or theft of Seller's trade secrets.

               (b) No present or former officer, director, partner, employee or independent contractor of Seller owns or has any proprietary, financial or other interest, direct or indirect, in any of the Intellectual Property of Seller, including without limitation any trade secrets, know-how, inventions, designs, formulae and processes relating to equipment or machinery used in connection with the Business. No officer, director, partner or employee of Seller has entered into any Contract, other than with Seller, that requires such officer, director, partner, employee or independent contractor to assign any interest to inventions or other Intellectual Property or keep confidential any trade secrets, proprietary data, customer lists or other business information or that restricts or prohibits such officer, director, partner, employee or independent contractor from engaging in competitive activities with or the solicitation of customers from any competitor of Seller.

        3.12 BARTER AND TRADE AGREEMENTS. Schedule 3.12 is a list or brief description of any "barter," "trade" or other Contracts which relate to the Business of Seller and that require performance by Seller of any obligation for a period extending beyond the Closing Date. Schedule 3.12 includes an estimate of the positive or negative trade balances associated with each such "barter," "trade" and other Contract.

        3.13 CIRCULATION. Average net paid daily circulation of The Goshen News for the twelve (12) month period prior to the Closing Date has been not less than 17,000, as calculated on a basis consistent with that used by the Audit Bureau of Circulation.

        3.14 INVENTORIES. Schedule 3.14 contains a complete and correct list of all Inventory of Seller and the cost of each item of Inventory as of January 31, 1999 with respect to newsprint and as of December 31, 1998 with respect to supplies. All items of Inventory of Seller consist of items of a quality, quantity and condition usable and salable in the ordinary course of the Business without discount or reduction and conform to generally accepted standards in the industry of which Seller is a part. The value of each item of Inventory reflected on the Balance Sheet, was, in each instance, valued at a reasonable amount in accordance with GAAP and based on the ordinary course of the Business consistent with the historical valuation policy of Seller and is not subject to any write-down or write-off in excess of the Inventory reserves stated in the Balance Sheet. Purchase Contracts for raw materials, supplies, parts and services are not at prices in excess of the prevailing market prices at the time of the purchase. There are no pending or threatened claims by Seller seeking return of, credit for, or reimbursement for any property, by reason of alleged defects, or otherwise.

        3.15 BONDS, LETTERS OF CREDIT AND GUARANTEES. Neither Seller, Mr. Gemmer, the Shareholder nor any other Related Person has issued any bonds (whether denominated bid, litigation, performance, fidelity, DD&D, or otherwise) in excess of $1,000 individually or $5,000 in the aggregate, letters of credit, and guarantees for the benefit of Seller or relating to Seller, the Gemmer Real Property or the Business, and no such bond, letter of credit or guaranty is in force or outstanding.

        3.16   COMPLIANCE WITH LAW.

               (a) Each of Seller and, with respect to the Gemmer Real Property, Mrs. Gemmer has complied with and is in compliance with all Laws, Licenses and Orders applicable to, required of or binding on Seller, Mrs. Gemmer (with respect to the Gemmer Real Property), the Assets, the Gemmer Real Property or the Business, and there is no basis for any claim of current or past non-compliance with any such Law, License or Order. The transfer of the Assets and the Gemmer Real Property to Purchaser pursuant to this Agreement will not violate any Laws or Orders applicable to or binding on Seller, the Assets, the Gemmer Real Property, the Shareholder or the Business. No notices from any Governmental Authority with respect to any failure or alleged failure of Seller, Mrs. Gemmer (with respect to the Gemmer Real Property), the Assets, the Gemmer Real Property or the Business to comply with any Law, License or Order have been received by Seller, Mr. Gemmer or the Shareholder, nor to the Knowledge of Seller, Mr. Gemmer or the Shareholder are any such notices proposed or threatened. Seller together with Mrs. Gemmer, her spouse and her minor children and any other businesses of which any of the foregoing own 50% or more, have, in the aggregate, neither sales nor total assets of $10,000,000 or more.

               (b) Seller holds all Licenses necessary for or used in the operations of the Business, and each such License is in full force and effect.
Schedule 3.16 contains a true and complete list of all such Licenses (showing, in each case, the expiration date). No application, action or proceeding is pending for the renewal or modification of any of such Licenses, and no application, action or proceeding is pending or, to the Knowledge of Seller, Mr. Gemmer or the Shareholder, threatened that may result in the denial of the application for renewal, the revocation, modification, nonrenewal or suspension of any of such Licenses, the issuance of a cease-and-desist order, or the imposition of any administrative or judicial sanction with respect to the Business that may Materially and adversely affect the rights of Purchaser or Seller under any such License. All returns, reports and statements required to be filed by Seller with any Governmental Authority relating to the Business have been filed and complied with and are complete and correct as filed.

               (c) There are no capital expenditures that Seller, Mr. Gemmer or Mrs. Gemmer anticipates will be required to be made in connection with Seller's Assets, the Gemmer Real Property or the Business as now conducted in order to comply with any Law applicable to Seller, any of its Assets, the Gemmer Real Property or the Business as now conducted.

        3.17   BENEFIT PLANS.

               (a) Neither Seller nor any member of a group of trades or businesses under common control ("ERISA Affiliate") (as defined in Sections 4001(a)(14) or 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) with Seller have at any time sponsored, contributed to, or been obligated under Title I or IV of ERISA to contribute to a "defined benefit plan" as defined in ERISA Section 3(35) other than The News Printing Company, Inc. Retirement Plan (the "Pension Plan"), or to any "multiemployer plan" as defined in ERISA Section 3(37). Neither Seller nor any ERISA Affiliate of Seller has at any time sponsored, contributed to, or been obligated to contribute to any Employee Benefit Plan which is or has been intended to be qualified under Section 401(a) of the Internal Revenue Code other than the Pension Plan.

               (b) Schedule 3.17 lists every Employee Benefit Plan that affects or is available to employees performing duties in connection with the Business.

               (c) Seller has delivered to Purchaser (i) copies of the Pension Plan including any amendments, and the trust thereto; (ii) all determination letters, rulings, opinion letters, information letters or advisory opinions issued by the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation after December 31, 1988; (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for the Pension Plan with respect to the most recent three plan years; (iv) the most recent summary plan description and any material modifications thereto; and (v) such other information and documents as Purchaser has requested.

               (d) The Pension Plan has been maintained in compliance with the applicable terms of ERISA, the Code and any other applicable Law. The Pension Plan has been administered in accordance with its written terms except to the extent inconsistent with applicable Law. No oral or written representation or communication with respect to any aspect of the Pension Plan has been made to employees of the Seller prior to the Closing which is not in accordance with the written or otherwise preexisting terms and provisions of such Pension Plan. There are no unresolved claims or disputes under the terms of, or in connection with, the Pension Plan other than claims for benefits which are payable in the ordinary course of business, and no action, proceeding, prosecution, inquiry, hearing or investigation has been commenced with respect to the Pension Plan. The Pension Plan has received a determination letter from the IRS with respect to currently applicable tax laws, and the Seller is not aware of any circumstances which could result in revocation of any such favorable determination letter.

               (e) Based on the actuarial report dated January 1, 1998, the Pension Plan did not have, and to the Knowledge of Seller, the Shareholder or John Gemmer, the Pension Plan does not have, any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of the Pension Plan, (ii) no change in the actuarial assumptions with respect to the Pension Plan, and (iii) no increase in benefits under the Pension Plan as a result of plan amendments or changes in applicable Law. The Pension Plan does not have an "accumulated funding deficiency" within the meaning of Section 412 of the Code or Section 302 of ERISA. The Seller has not provided, nor is it required to provide, security to the Pension Plan pursuant to Section 401(a)(29) of the Code.

               (f) Within the six-year period preceding the Closing, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Seller with respect to the Pension Plan. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day requirement has not been waived, has been required to be filed for the Pension Plan.

               (g) There are no restrictions on the rights of the Seller to amend or terminate the Pension Plan without incurring any Liability thereunder.

               (h) All contributions or premium payments due or accrued with respect to the Pension Plan through the Closing have been paid by the Seller to or on behalf of each such plan.

               (i) All Employee Benefit Plans have been maintained in compliance with all applicable Laws in accordance with the terms of the governing Employee Benefit Plan documents. All Employee Benefit Plans have been administered in compliance with requirements necessary to secure the intended tax consequences of such Plans.

        3.18   CONTRACTS.

               (a)    Description.

                      (i) Gemmer Real Property. Schedule 3.18(a)(i) is a list and brief description of all Contracts affecting or relating to the Gemmer Real Property, including, without limitation, Contracts evidencing Liens.

                      (ii) Goshen Real Property. Schedule 3.18(a)(ii) is a list and brief description of all Contracts affecting or relating to the Goshen Real Property, including without limitation, Contracts evidencing Liens.

                      (iii) Personal Property. Schedule 3.18(a)(iii) is a list and brief description of all Contracts affecting or relating to the Personal Property, including, without limitation, Contracts evidencing Liens.

                      (iv) Purchase Orders -- Non-Capital Assets. Schedule 3.18(a)(iv) is a list of all outstanding Contracts of Seller for the acquisition of goods, assets or services (other than purchase orders or other commitments for the acquisition of capital assets and other than purchase orders and other commitments that do not exceed $10,000 each), all of which were executed in the ordinary course of business consistent with past practice by Seller.

                      (v) Purchase Orders -- Capital Assets. Schedule 3.18(a)(v) is a list of all outstanding Contracts of Seller for the acquisition of capital assets that were executed in the ordinary course of business consistent with past practice of Seller (other than purchase orders and other commitments that do not exceed $10,000 each).

                      (vi) Sales. Schedule 3.18(a)(vi) is a brief description of all Contracts that relate to the sale of products (other than newspapers) or printing services by Seller. Except as set forth on
        Schedule 3.18(a)(vi), all Contracts of Seller for advertising are for one year or less and are consistent with the current rate schedule of Seller or the rate schedule of Seller in effect at the time the Contract was entered into, which in no event is more than one year prior to the Closing Date.

                      (vii) Employment, Other Affiliate Contracts. Schedule 3.18(a)(vii) contains a list and brief description of all Contracts of Seller with any trade union, employee, officer, agent, consultant, sales representative, distributor, dealer or Affiliate of Seller. Schedule 3.18(a)(vii) contains a correct and complete copy of the form contract used by Seller to engage each of its independent contractors and no independent contractor has been engaged by Seller other than on terms set forth on such form contract.

                      (viii) Powers of Attorney. Schedule 3.18(a)(viii) is a list and brief description of all powers of attorney continuing in effect, whether limited or general, given to any Person by Seller.

                      (ix) Intellectual Property Contracts. Schedule 3.18(a)(ix) is a list of all Contracts of Seller that relate to the Business relating to the Intellectual Property, including, without limitation, Contracts evidencing Liens.

                      (x) Other Contracts. Schedule 3.18(a)(x) is a list and brief description of any other Contracts of Seller that relate to the Business and that: (A) provide for monthly payments in excess of $1000,
        (B) provide for payments, or under which payments actually made were, by or to Seller in any calendar year or fiscal year, in excess of $10,000,
        (C) require performance by Seller of any obligation for a period of time extending beyond six (6) months from the Closing Date or that is not terminable by Seller without penalty or Liability upon sixty (60) days or less notice, (D) evidence, create, guarantee or service indebtedness of either Seller, (E) establish or provide for any joint venture, partnership or similar arrangement involving Seller or the Shareholder, or (F) guarantee or endorse the Liabilities of any other Person.

        The lists or descriptions in all Schedules referred to above are correct and complete as of the date unless otherwise noted thereon.

               (b) Copies. Correct and complete descriptions of all Contracts referred to in Section 3.18(a) have been delivered to Purchaser on or before the Closing Date.

               (c) No Default. None of Seller, Mr. Gemmer, Mrs. Gemmer or any other party is in Default under any of the Contracts referred to in Section 3.18(a), and there is no basis for any claim of Default under any of the foregoing. Each of the Contracts referred to in this Section 3.18 (i) is in full force and effect, (ii) constitutes a valid, legal and binding agreement of the parties thereto, enforceable in accordance with its terms except for bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors' rights generally and as otherwise set forth in Schedule 3.18(c), and (iii) was executed in the ordinary course of business consistent with past practice by Seller and, with respect to the Gemmer Real Property, Mrs. Gemmer. Neither Seller nor, with respect to the Gemmer Real Property, Mrs. Gemmer is a party to or bound by any Contract or Contracts that, either separately or in the aggregate has or will have a Material Adverse Effect with respect to Seller, the Business, the Gemmer Real Property or the Assets. The continuation, validity and effectiveness of each of the Contracts referred to in this Section 3.18 will not be affected in any way by the consummation of the transactions contemplated by this Agreement. None of Seller, Mr. Gemmer or the Shareholder has any Knowledge of any party to any Contract with Seller or, with respect to the Gemmer Real Property, Mrs. Gemmer, that intends to cease to perform under such Contract or to withhold any payment thereunder.

        3.19 LABOR MATTERS. Schedule 3.19 contains a correct and complete list of all employees of Seller. Schedule 3.19 contains a complete and accurate schedule of the direct compensation (including wages, salaries and actual or anticipated bonuses) plus a description of other annual benefits, paid or provided in the fiscal year ended December 31, 1998 and in the current fiscal year, to all of the officers, directors and employees of Seller. To the Knowledge of Seller, Mr. Gemmer or the Shareholder, each independent contractor meets the standards under all Laws (including without limitation IRS Regulations and federal and state labor regulations) as independent contractors and no such Person is an employee of Seller under any applicable Law; provided, however, for purposes of the indemnification under Section 8.02(a), the foregoing sentence shall be deemed to not be qualified to the Knowledge of Seller, Mr. Gemmer or the Shareholder. Schedule 3.19 contains complete and accurate copies of each Form 1099 for the year ended December 31, 1998 for each independent contractor engaged by Seller in such year. The current compensation of each such independent contractor currently engaged by Seller is not materially different from that set forth on the Forms 1099 included in Schedule 3.19. With respect to independent contractors initially engaged by Seller after December 31, 1998, the compensation is not different in any material respect from the average compensation indicated on the Forms 1099 included in Schedule 3.19. No other compensation or benefit was paid or provided to the independent contractors of Seller in the year ended December 31, 1998 or is being paid or provided in 1999. The employment of each employee and the Contract for each independent contractor of Seller is terminable at will by Seller without any penalty or severance obligation incurred by Seller. Except as set forth on Schedule 3.19, Seller will not owe any amounts to any of its employees or independent contractors as of the Closing Date, including, without limitation, any amounts incurred for wages, bonuses, vacation pay, sick leave or any severance obligations. Except as and to the extent set forth in Schedule 3.19, (i) Seller is not a party to any union agreement or collective bargaining agreement or work rules or practices agreed to with any labor organization or employee association applicable to any employees of Seller, and to the Knowledge of Seller, the Shareholder or Mr. Gemmer, no attempt to organize any of the employees of the Business has been made, proposed or threatened, (ii) Seller has never had any Equal Employment Opportunity Commission or state fair employment practice agency charges or other claims of employment discrimination, harassment or wrongful discharge made against it or any of its employees, (iii) no state or federal Wage and Hour Department investigations have ever been made of Seller and no claims or charges relating to wage and hour issues have been filed or, to the Knowledge of Seller, Mr. Gemmer or the Shareholder, threatened, (iv) no labor strike, dispute, slowdown, stoppage or lockout is pending or threatened against or affecting Seller, the Assets or the Business, and during the past five (5) years there has not been any such action, (v) no unfair labor practice charge or complaint against Seller is pending or threatened before the National Labor Relations Board or any similar Governmental Authority, (vi) no Office of Federal Contract Compliance Programs compliance review or investigation or other United States Department of Labor or state department of labor compliance review or investigation has been made of Seller, and Seller has received no notice of any such compliance review or investigation, (vii) Seller is not bound by any consent decree, Order or settlement agreement relating to work place conditions, policies or practices, employment decisions or relations with employees, independent contractors or applicants for employment, (viii) no Occupational Safety and Health Administration investigations have been made of Seller with respect to the Business in the past five (5) years, and (ix) Seller has received no notice that any of the officers, employees, consultants, agents, independent contractors, or other Persons performing services for the Business, will terminate or contemplates terminating his or her employment or independent contractor relationship currently or at any time within sixty (60) days after the Closing Date or will otherwise not be available to Purchaser, or not agree to employment by, or an independent contractor relationship with, Purchaser, on substantially the same terms and conditions as his or her current employment by, or independent contractor relationship with, Seller. Since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), Seller has not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Seller or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Seller; and Seller has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. Except as set forth in Schedule 3.19, none of Seller's employees has suffered an "employment loss" (as defined in the WARN Act) since six (6) months prior to the Closing Date.

        3.20 BROKERS AND FINDERS. Except for Norman R. McMullin, whose compensation is being paid by, and is the total responsibility of, Seller, no finder or any agent, broker or other Person acting pursuant to authority of Seller or the Shareholder is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

        3.21 COMPLIANCE WITH THE IMMIGRATION REFORM AND CONTROL ACT. Seller is in full compliance with and has not violated the terms and provisions of the Immigration Reform and Control Act of 1986, and all related regulations promulgated thereunder (the "Immigration Laws"). Seller has never been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Laws, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with the Immigration Laws, nor is any such proceeding pending or threatened.

        3.22 ADVERTISERS AND CUSTOMERS. A correct and complete copy of the names of those Persons who are advertisers and commercial printing customers of the Business is included in Schedule 3.22 (the "Advertiser and Customer Lists"). Seller maintains and is transferring to Purchaser as part of the Assets, a correct and complete list of each paid subscriber to Seller's publications along with current address, phone number and subscription information (the "Subscriber List"). The Advertiser and Customer Lists and the Subscriber Lists have been properly maintained and kept current, and have not been sold, leased, licensed or otherwise disclosed either in whole or in part, to any Person not a party to this Agreement (other than those employees of Seller whose duties require access thereto).

        3.23 LITIGATION. Except as disclosed on Schedule 3.23, within the past fifteen (15) years there has not been and there currently is no Litigation pending, or to the Knowledge of Seller, Mr. Gemmer or the Shareholder, threatened against Seller or otherwise with respect to the Business, Assets, or Gemmer Real Property, and there is no basis for any such Litigation or any facts or the occurrence of any event that reasonably might give rise to any Litigation. Except as disclosed on Schedule 3.23, Seller is not subject to ongoing obligations under any consent decree, Order or settlement of any kind.

        3.24 PROSPECTIVE CHANGES. None of Seller, Mr. Gemmer or the Shareholder has Knowledge of any changes reasonably expected to occur within one (1) year from the date of this Agreement to Seller, the Business, the Gemmer Real Property, the Assets, Seller's Liabilities, relations with employees, relations with customers, advertisers or subscribers, competitive situation or relations with suppliers, or governmental actions or Laws affecting the Business, which, if they occur, would have a Material Adverse Effect with respect to Seller.

        3.25 INTERESTED TRANSACTIONS. Except for the lease of the Gemmer Real Property to Seller, Seller is not a party to any Contract or other transaction with any Affiliate of Seller, any Related Party of any Affiliate of Seller (other than as a shareholder or employee of Seller), or any Person in which any of the foregoing (individually or in the aggregate) beneficially or legally owns, directly or indirectly, five percent (5%) or more of the equity or voting interests. None of the Persons described in the preceding sentence owns, or during the last three (3) years has owned, directly or indirectly, beneficially or legally, (individually or in the aggregate) five percent (5%) or more of the equity or voting interests of any Person that competes with the Business.

        3.26 ENVIRONMENTAL. To the Knowledge of Seller, Mr. Gemmer or the Shareholder, except as set forth in Schedule 3.26:

               (a) There is no Environmental Litigation (or any Litigation against any Person whose Liability for Environmental Matters, or any violation of Environmental Laws, Seller has or may have retained or assumed contractually or by operation of Law) pending or threatened with respect to (i) the ownership, use, condition or operation of the Business, the Assets, the Gemmer Real Property or any other asset of Seller or any asset formerly held for use or sale by Seller or any of its predecessors or former Subsidiaries or formerly held for use or sale by any of the current or former shareholders of Seller with respect to the Business; or (ii) any violation or alleged violation of any Environmental Law or any Order related to Environmental Matters. There are no existing violations of (i) any Environmental Law or (ii) any Order related to Environmental Matters, with respect to the ownership, use, condition or operation of the Business, the Assets, the Gemmer Real Property or any other asset of Seller or any asset formerly held for use or sale by Seller or any of its predecessors or former Subsidiaries or formerly held for use of sale by any of the current or former shareholders of Seller with respect to the Business. There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, any Environmental Matter, that could form the basis of (i) any Environmental Litigation against Seller or, with respect to the Gemmer Real Property, Mrs. Gemmer or (ii) any Litigation against any Person whose Liability (or any portion thereof) for Environmental Matters or violation of Environmental Laws Seller has or may have retained or assumed contractually or by operation of Law. Neither Seller nor any of its predecessors or former Subsidiaries nor anyone Known to Seller, Mr. Gemmer or Mrs. Gemmer has used any assets or premises of Seller or any of its predecessors or former Subsidiaries or any part thereof or any of the Gemmer Real Property for the handling, treatment, storage or disposal of any Hazardous Substances. The disclosure of facts set forth in Schedule 3.26 shall not relieve Seller, Mr. Gemmer or the Shareholder of any of its, his or her obligations under this Agreement, specifically including, without limitation, the obligation to indemnify Purchaser as set forth in Article VIII hereof.

               (b) No release, discharge, spillage or disposal of any Hazardous Substances has occurred or is occurring at any assets of Seller or any of its predecessors or former Subsidiaries or any part thereof, or any of the Gemmer Real Property while or before such assets or premises were owned leased, operated, or managed, directly or indirectly, by Seller or in the case of the Gemmer Real Property, while or before such assets were owned by Mrs. Gemmer.

               (c) No soil or water in, under or adjacent to any assets or premises of Seller or assets formerly held for use or sale by Seller or any of its predecessors or former Subsidiaries or any part of the Gemmer Real Property has been contaminated by any Hazardous Substance while or before such assets or premises were owned, leased, operated or managed, directly or indirectly, by Seller or any of its predecessors or former Subsidiaries or in the case of the Gemmer Real Property, while or before such assets were owned by Mrs.
Gemmer.

               (d) All waste containing any Hazardous Substances generated, used, handled, stored, treated or disposed of (directly or indirectly) by Seller or any of its predecessors or its former Subsidiaries has been released or disposed of in compliance with all applicable reporting requirements under any Environmental Laws, and none of Seller, Mr. Gemmer or the Shareholder has Knowledge of any Environmental Litigation with respect to any such release or disposal.

               (e) All underground tanks and other underground storage facilities presently or previously located at either the Goshen Real Property, the Gemmer Real Property, or any other real property owned, leased, operated or managed by Seller or any of its predecessors or former Subsidiaries or any such tanks or facilities located at any of the Goshen Real Property, the Gemmer Real Property or any other real property while any of these properties was owned, leased, operated, or managed by Seller (or with respect to the Gemmer Real Property, while it was owned by Mrs. Gemmer) or any of its predecessors or former Subsidiaries are listed together with the capacity and contents (former and current) of each such tank or facility in Schedule 3.26. None of such underground tanks or facilities is leaking or has ever leaked.

               (f) Except for ink and oil that are removed in a timely manner and in the ordinary course of business of Seller, all waste, hazardous or otherwise, has been removed from the Gemmer Real Property and the Goshen Real Property and any other real property of Seller and its respective predecessors or former Subsidiaries.

               (g) Seller and its predecessors or former Subsidiaries and, with respect to the Gemmer Real Property, Mrs. Gemmer have complied with all applicable reporting requirements under all Environmental Laws concerning the disposal or release of Hazardous Substances, and neither Seller nor any of its predecessors or former Subsidiaries nor Mrs. Gemmer has made any such reports concerning the Goshen Real Property, the Gemmer Real Property or any other real property of Seller or concerning the operations or activities of Seller or any of its predecessors or former Subsidiaries.

               (h) No building or other Improvement on either the Goshen Real Property or the Gemmer Real Property, or any other real property owned, leased, operated or managed by Seller, or the Gemmer Real Property, contains any asbestos-containing materials.

               (i) Without limiting the generality of any of the foregoing, (i) all on-site and off-site locations where Seller or any of its predecessors or any of its former Subsidiaries has stored, disposed or arranged for the disposal of Hazardous Substances are identified in Schedule 3.26, and (ii) no polychlorinated biphenyls (PCB's) are used or stored on or in the Goshen Real Property, or any other real property owned, leased, operated or managed by Seller or any of its predecessors or any of its former Subsidiaries, or the Gemmer Real Property.

        3.27 YEAR 2000 COMPLIANCE. Except as set forth on Schedule 3.27, Seller's business systems, including without limitation its computer hardware and software are "Year 2000 Compliant." The expression "Year 2000 Compliant" means that the system in question (the "System"): (i) will correctly and unambiguously process date information at all times, including as the years 1999 and 2000 are approached and reached; (ii) will not suffer any amends, aborts, improper operation or other interruptions in operation as a result of the approach or reaching of any particular date or the improper processing of any date. "Processing" of date information includes, but is not limited to, accepting input of dates without ambiguity, outputting all dates in an unambiguous form, and performing calculations, comparisons or operations or taking action or making decisions using dates, portions of dates, or time periods. The concept of Year 2000 Compliance includes all issues relating to the handling of dates or time periods, including the processing of the leap year that will occur in the year 2000. In the case of products with which the parties provide that the System shall perform as a large system, then the expression "Year 2000 Compliant" means that the larger system shall be Year 2000 Compliant.

        3.28 COMPUTER SOFTWARE AND DATABASE. All Computer Software licensed, leased or otherwise used in connection with the Business is standard, pre-packaged and subject to a "Shrink Wrap" license and none of such Computer Software is proprietary, internally developed or owned by Seller. Seller has, and upon consummation of the transactions contemplated by this Agreement, Purchaser will have, all Computer Software and Databases that are necessary to conduct the Business as presently conducted by Seller and all documentation and, to the Knowledge of Seller, Mr. Gemmer or the Shareholder, necessary licenses relating to all such computer Software (other than type fonts) and Databases; provided, however, for purposes of the indemnification under Section 8.02(a), the foregoing sentence shall be deemed to not be qualified to the Knowledge of Seller, Mr. Gemmer or the Shareholder.

        3.29 INSURANCE. All of the Assets and the operations of Seller and the Business of an insurable nature and of a character usually insured by companies of similar size and in similar businesses are insured by Seller, and the Gemmer Real Property is insured by Mrs. Gemmer, in such amounts and against such losses, casualties or risks as is (i) usual in such companies and for such assets, operations and businesses, (ii) required by any Law applicable to Seller (or to Mrs. Gemmer with respect to the Gemmer Real Property) or the Business, or
(iii) required by any Contract of Seller or any Contract of Mrs. Gemmer relating to the Gemmer Real Property. Schedule 3.29 contains a complete and accurate summary of all insurance policies held or owned by Seller (or by Mrs. Gemmer relating to the Gemmer Real Property) and now in force and such Schedule indicates the name of the insurer, the type of policy, the risks covered thereby, the amount of the premiums, the term of each policy, the policy number and the amounts of coverage and deductible in each case and all outstanding claims thereunder. All such policies are in full force and effect and enforceable in accordance with their terms. Neither Seller nor Mrs. Gemmer, as the case may be, is now in Default regarding the provisions of any such policy, including, without limitation, failure to make timely payment of all premiums due thereon, and neither has failed to give any notice or present any claim thereunder in due and timely fashion. Neither Seller nor Mrs. Gemmer has been refused, or denied renewal of, any insurance coverage in connection with the ownership or use of the Assets or the Gemmer Real Property or the operation of the Business. In addition to the deductibles set forth on Schedule 3.29, such Schedule discloses all risks that are self-insured by Seller or Mrs. Gemmer that in the ordinary course of business could be insured.

        3.30 STATEMENTS TRUE AND CORRECT. No representation or warranty made by Seller, Mr. Gemmer or the Shareholder, nor any statement, certificate or instrument furnished or to be furnished to Purchaser pursuant to this Agreement or any other document, agreement or instrument referred to herein or therein, including, without limitation, the Financial Statements, contains or will contain any untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.


                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF PURCHASER AND GRAY

        Each of Purchaser and Gray hereby represents and warrants to Seller and the Shareholder that:

        4.01 ORGANIZATION. Gray is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia, with the corporate power and authority to carry on its business and to own, lease and operate its assets. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia, with the corporate power and authority to carry on its business and to own, lease and operate its assets.

        4.02 CAPACITY AND VALIDITY. Each of Purchaser and Gray has the corporate power, capacity and authority necessary to enter into and perform its obligations under this Agreement and the Other Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Other Agreements have been approved by all necessary action of the directors and shareholders of each of Purchaser and Gray. This Agreement and the Other Agreements to which Purchaser or Gray is a party have been executed and delivered by duly authorized officers of Purchaser and of Gray, as the case may be, and each constitutes the legal, valid and binding obligation of Purchaser and of Gray, enforceable against Purchaser and against Gray in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors' rights generally.

        4.03 NO CONFLICT. Neither the execution, delivery and performance of this Agreement and the Other Agreements to which it is a party by Purchaser or by Gray nor the consummation of the transactions contemplated hereby or thereby, will (i) conflict with or result in a violation, contravention or breach of any of the terms, conditions or provisions of the Articles of Incorporation, as amended, or By-Laws, as amended, of either Purchaser or Gray, (ii) result in a Default under, any Contract or License to which Purchaser or Gray is a party or by which Purchaser or Gray is bound, (iii) result in the violation of any Law or Order, or (iv) result in the creation or imposition of any Lien.

        4.04 BROKERS AND FINDERS. No finder or any agent, broker or other Person acting pursuant to authority of Purchaser or Gray is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

        4.05 STATEMENTS TRUE AND CORRECT. No representation or warranty made by Purchaser or by Gray, nor any statement, certificate or instrument furnished or to be furnished to Seller or the Shareholder pursuant to this Agreement or any other document, agreement or instrument referred to herein or therein, contains or will contain any untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.


                                    ARTICLE V
         COVENANTS AND ADDITIONAL AGREEMENTS OF SELLER, THE SHAREHOLDER,
                       MR. GEMMER, THE PURCHASER AND GRAY

        5.01   OPERATION OF BUSINESS PENDING CLOSING.

        Prior to the Closing Date, except with the prior written consent of Purchaser or Gray and except as necessary to effect the transactions contemplated in this Agreement, Seller shall, and the Shareholder and Mr. Gemmer shall cause Seller to:

        (a) conduct its Business in substantially the same manner as presently being conducted, and refrain from entering into any transaction or Contract other than in the ordinary course of business consistent with past practice;

        (b) confer on a regular and frequent basis with Purchaser to report Material operational matters and to report the general status of ongoing operations;

        (c) notify Purchaser of any unexpected emergency or other change in the normal course of the operation of the Business, the Assets or the Gemmer Real Property and of any Litigation (or communications indicating that the same may be contemplated), affecting the Business, the Assets or the Gemmer Real Property and keep Purchaser fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith;

        (d) except in the ordinary course of business consistent with past practice, not make any capital expenditure;

        (e) not take any action, or omit to take any action, that would cause the representations and warranties contained in Article III hereof to be incorrect or incomplete;

        (f) promptly notify Purchaser in writing of any Material Adverse Change with respect to Seller, or any condition or event that threatens to result in a Material Adverse Change with respect to Seller, of which it is aware; and

        (g) not make any agreement or commitment that will result in or cause to occur a Default of any of the items contained in paragraphs (a) through (f) above.

        5.02 RIGHT OF INSPECTION; ACCESS. In order to allow Purchaser to conduct its due diligence investigation, including, without limitation, environmental due diligence, Seller and, with respect to the Gemmer Real Property, Mrs. Gemmer, shall give to Purchaser and its designees, during normal working hours, full and free access to all of the Assets, the Gemmer Real Property, Contracts, reports and other records of the Business and shall furnish to Purchaser and its designees all additional financial, legal and other information with respect to Seller, the Gemmer Real Property, the Business and the Assets that Purchaser may reasonably request. Seller shall also allow and arrange for Purchaser and its designees free and full access and opportunity, during normal business hours, to consult and meet with the officers, directors, employees, attorneys, accountants and other agents of Seller. Seller shall instruct such individuals to cooperate fully with Purchaser and its designees. Purchaser and its designees shall have the right to make copies of any of the records referred to above. Purchaser shall give Seller reasonable prior notice of its intention to conduct any inspections and Seller may have a representative present.

        5.03 CONFIDENTIALITY. For a period of three years from and after the date hereof, each of Purchaser, Gray, Seller, Mr. Gemmer and the Shareholder agrees that it will not, and will use reasonable efforts to ensure that none of its representatives or Affiliates will, use in the conduct of its business (except as contemplated by this Agreement), or disclose to or file with any other Person, (a) any confidential or non-public information relating to the other parties to this Agreement or (b) the existence of this Agreement or the fact of the transactions contemplated hereby, except (i) for a disclosure that is required by Law or by a Governmental Authority or a securities exchange, or in connection with a filing by Gray under federal or state securities laws or is reasonably believed to be so required; (ii) information that is ascertainable or obtained from public or published information; (iii) information received from a Third Party not Known to the disclosing party to be under an obligation to keep such information confidential; (iv) information independently developed by the disclosing party; or (v) information disclosed to or filed with any Persons necessary to obtaining the consents, the equity and the financing relating to the transactions contemplated by this Agreement. Notwithstanding the foregoing,
(i) Purchaser shall not, in the course of any investigation it shall deem necessary and desirable in connection with the transactions contemplated by this Agreement, be prohibited from discussing Seller, the Business, the Assets and the Gemmer Real Property with others having business dealings with Seller; (ii) the foregoing provisions of this Section 5.03 shall not apply to Gray or Purchaser or any of their respective representatives or Affiliates after consummation of the transactions contemplated hereby at the Closing, and (iii) Gray shall be permitted to disclose this Agreement, except for the Purchase Price and the consideration paid for the Non-Competition, Non-Solicitation and Confidentiality Agreement, in its press release.

        5.04   SCHEDULES.

        (a) At any time and from time to time between the date hereof and the Closing Date, Seller, Mr. Gemmer and the Shareholder shall have the right and the continuing obligation to supplement any of the Schedules contained in
Article III hereof with respect to any matter arising after the date hereof that, if existing or occurring at such date, would have been required to be set forth or described in such Schedules; provided, however, that Purchaser may unilaterally extend the Closing Date if necessary to allow Purchaser ten (10) business days to review such supplements to the Schedules prior to the Closing Date. If, in Purchaser's reasonable determination, any such supplements to the Schedules reveal any Material Adverse Change with respect to Seller, or any condition or event that threatens to result in a Material Adverse Change with respect to Seller, Purchaser may terminate this Agreement pursuant to Section 9.01.

        (b) Within ten (10) days after the Closing Date, Seller may deliver to Purchaser complete and correct copies of Contracts that Seller would like Purchaser to assume. Purchaser will determine in its sole and absolute discretion which, if any, of the Contracts proposed by Seller pursuant to the foregoing sentence it will assume. To the extent that Purchaser agrees to assume any of such Contracts, it may unilaterally amend Exhibit X to reflect such additional Contracts that are included in the Assumed Liabilities.

        5.05 OTHER OFFERS AND EXCLUSIVE DEALING. Unless and until this Agreement is terminated prior to Closing pursuant to Article IX, neither Seller, Mr. Gemmer nor the Shareholder, acting in any capacity, will either directly or indirectly, through any officer, director, employee, agent or otherwise of Seller, Mr. Gemmer or of the Shareholder, (A) solicit, initiate, encourage or entertain submission of proposals or offers from any Person relating to (i) any purchase of the Assets, the Gemmer Real Property or any portion thereof, (ii) any merger, sale of substantial assets, or sale of stock of Seller or (iii) any similar transaction involving Seller or the shareholders, (B) participate in any discussions or negotiations regarding, or, except as required by a legal or judicial process, furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to consummate any of the transactions described in clauses (A)(i) through (iii) above involving Seller, Mr. Gemmer or the shareholders, or (C) approve or undertake any such transaction. Seller shall promptly communicate to Purchaser the terms of any such proposal or offer upon Knowledge or receipt of such proposal or offer or upon Knowledge that such a proposal or offer is likely to be made.

        5.06   CERTAIN TAX AND OTHER MATTERS.

        (a) Seller shall file timely all Tax Returns required to be filed by it with respect to periods ending on or before the Closing Date and with respect to the Gemmer Real Property, Mrs. Gemmer shall file timely all Tax Returns required to be filed by her for periods ending on or before the Closing Date.

        (b) Purchaser, on the one hand, and Seller, Mr. Gemmer and the Shareholder, on the other hand, shall provide the other parties to this Agreement, at the expense of the requesting party, with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, any audit or other examination report or filings by any Governmental Authority, or any judicial or administrative proceedings relating to Liability for Taxes, and each will retain and provide the requesting party with any records or information that may be relevant to any of the foregoing.

        5.07 CONSENTS AND APPROVALS. Seller shall obtain all waivers, consents and approvals of, and provide all notices to, all Persons whose waiver, consent or approval is required by any Contract, Order, Law or License relating to Seller or to Mrs. Gemmer with respect to the Gemmer Real Property in order to consummate the transactions contemplated by this Agreement. All written waivers, consents and approvals obtained by, and all notices provided by, Seller shall be delivered to Purchaser at or before the Closing in form and content reasonably satisfactory to Purchaser.

        5.08 SUPPLYING FINANCIAL STATEMENTS. Seller shall deliver to Purchaser true and complete copies of unaudited balance sheets of Seller as of the end of each calendar month ending subsequent to the date hereof and prior to the Closing Date and the related statements of income and cash flows for each month then ended. All such unaudited interim financial statements shall be in the same format as the Financial Statements.

        5.09 CONSUMMATION OF TRANSACTIONS; CLOSING CONDITIONS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to take, or cause to be taken, all commercially reasonable actions to consummate the transactions contemplated by this Agreement and to satisfy the conditions precedent to Closing set forth in Articles VI and VII of this Agreement.

        5.10 USE OF NAME. Within ten (10) days after the Closing Date, Seller
(i) shall change its name to a name wholly dissimilar to "The Goshen News," "The Goshen Extra," "News Printing

Company" or any variations or derivations thereof; (ii) shall provide evidence of such name change as Purchaser may reasonably request; and (iii) shall not thereafter use, or permit any of its Affiliates to use, the names "The Goshen News," "The Goshen Extra," "News Printing Company" or any similar names or any variations or derivations thereof in any circumstances. In connection with enabling Purchaser, at or after the Closing Date, to use the names "The Goshen News," "The Goshen Extra," "News Printing Company" and any variations or derivations thereof, Seller shall execute and deliver to Purchaser all consents related to such use of name, and related trademarks, as may be reasonably requested by Purchaser from time to time. All rights to the names "The Goshen News," "The Goshen Extra," and "News Printing Company" and any variations or derivations thereof, and all rights to all names, and related trademarks used in connection with the Business are being conveyed to Purchaser as part of the Assets.

        5.11   EXPENSES.

               (a) Except as provided below, regardless of whether the transactions contemplated by this Agreement are consummated, Seller shall be responsible for all expenses and fees incurred by it and by the Shareholder in connection with the transactions contemplated hereby. In no event shall any of the Assets be utilized for or reduced by the payment of any such fees or expenses. Seller and the Shareholder hereby, jointly and severally, represent and warrant that no such fees or expenses have been paid by Seller from the Assets prior to the date of this Agreement.

               (b) Simultaneously with the execution and delivery of this Agreement, Seller shall pay out of the Asset Purchase Price all Taxes, if any, relating to the transfer of the Assets to Purchaser, and Mrs. Gemmer shall pay out of the Gemmer Real Property Purchase Price all Taxes, if any, relating to the transfer of the Gemmer Real Property to Purchaser. Seller and Mrs. Gemmer shall each file all necessary documentation and Tax Returns required to be filed by it or by her with respect to such Taxes.

               (c) On or before the Closing Date, Seller (and with respect to the Gemmer Real Property, Mrs. Gemmer) shall pay any fees and expenses in connection with the prepayment, release, satisfaction or removal of any Liens affecting the Assets or the Gemmer Real Property.

        5.12 FURTHER ASSURANCES. At any time and from time to time after the Closing Date, Seller, Mr. Gemmer and the Shareholder shall, at the request of Purchaser, take any and all actions necessary to fulfill their respective obligations hereunder, to put Purchaser in actual possession and control of the Assets and the Gemmer Real Property and execute and deliver such further instruments of conveyance, sale, transfer and assignment, and take such other actions necessary or desirable to effectuate, record or perfect the transfer of the Assets and the Gemmer Real Property to Purchaser free and clear of all Liens, to confirm the title of the Assets and the Gemmer Real Property to Purchaser, to assist Purchaser in exercising rights relating thereto, or to otherwise effectuate or consummate any of the transactions contemplated hereby.

        5.13 EMPLOYEES. Concurrent with the Closing, the employment by Seller of its employees shall terminate. Seller, Mr. Gemmer and Purchaser understand and agree that Purchaser shall offer employment to all current employees of Seller, except John Gemmer, and Jane Gemmer, specifically including those employees set forth on Exhibit 5.13, at their current pay rates, such employment to be at will and subject to Purchaser's employment policies and practices and without restriction on Purchaser's ability to end the employment relationship with any of such individuals. Purchaser shall hire employees for no particular term, and Purchaser may discharge such hired employees for any reason or no reason without further Liability to employees or to Seller. The former employees of Seller hired by Purchaser shall be eligible for Purchaser's then current benefit plans and shall receive credit for their prior service with Seller for purposes of participation in Purchaser's insurance, 401(k) and vacation benefits. Notwithstanding the foregoing sentence, such employees will be eligible to participate in Purchaser's Retirement Plan only after one year of employment with Purchaser.

        5.14 DELIVERY OF BOOKS AND RECORDS. Seller and, with respect to the Gemmer Real Property, Mrs. Gemmer, shall deliver to Purchaser at the Closing all original documents, books and records pertaining to the Business (except minute books and stock records) and to the Assets and the Gemmer Real Property that are legally significant or useful to the Business and shall deliver copies of all other documents, books and records pertaining to the Business and to the Assets and the Gemmer Real Property. Seller may retain copies of any of the foregoing for its own use and Purchaser shall provide Seller with reasonable access to, or provide Seller with copies of, such documents, books and records. Without limiting the generality of the foregoing, Seller shall deliver to Purchaser at the Closing all documents and records relating to the Intellectual Property, including without limitation, the original Certificates of Registration for all Letters Patent, trademarks and service marks listed on Schedule 3.11 and all such documents relating thereto along with any other documents necessary to transfer title thereto and to record such transfer before the respective patent and trademark offices or similar Governmental Authorities.

        5.15 TITLE SEARCH; DISCHARGE OF LIENS; TITLE INSURANCE. As soon as practicable after the date hereof, Seller, Mr. Gemmer and the Shareholder shall
(i) each use commercially reasonable efforts to ascertain all Liens, if any, to which any of the Assets or the Gemmer Real Property is subject, (ii) notify Purchaser in writing of the nature and extent thereof, and (iii) discharge all such Liens (other than Permitted Liens). Without limiting the generality of the foregoing, Seller and the Shareholder shall provide to Purchaser Uniform Commercial Code searches (conducted as soon as possible after the date hereof and updated through a date not more than ten (10) days prior to the Closing
Date) of filings made pursuant to Article 9 thereof in all jurisdictions where Seller has any Assets.

        5.16   QUALIFICATION AND CORPORATE EXISTENCE.

               (a) Seller shall deliver to Purchaser (i) certificates of the Secretary of State of the State of Indiana stating that Seller is a corporation in existence under the Laws of such state and has paid all applicable Taxes due to such state and (ii) certificates of the appropriate officials of the states and foreign jurisdictions listed on Schedule 3.02(a), each dated not more than ten (10) days prior to the Closing Date, stating that Seller is duly qualified and in good standing to transact business as a foreign corporation as stated in
Section 3.02 of this Agreement in each such state or foreign jurisdiction and has paid all applicable Taxes due to each such state or foreign jurisdiction.

               (b) Gray and Purchaser shall deliver to Seller certificates of the Secretary of State of the State of Georgia dated not more than ten (10) days prior to the Closing Date, stating that Gray or Purchaser, as the case may be, is a corporation in existence under the laws of such state. Purchaser shall deliver to Seller a certificate of the Secretary of State of the State of Indiana dated not more than ten (10) days prior to the Closing Date, stating that Purchaser is a corporation qualified or licensed to do business as a foreign corporation under the laws of such state.

        5.17 PURCHASER'S ASSISTANCE TO SELLER. After the Closing Date, Purchaser agrees to allow Seller use of its computer software and hardware so that Seller may prepare a financial statement for the time period up to and including the date prior to the Closing Date at no expense to Seller. Purchaser agrees to provide laborers and transportation to move certain corporate records to Seller's new office. Purchaser agrees to continue Accounts Payable processing and payroll processing on its computers using Purchaser's employees, facilities and equipment for up to sixty (60) days after the Closing. Further, Purchaser will allow Seller reasonable access to corporate records of News Printing Company, Inc. necessary to prepare filings of industry or governmental reports. For a period of thirty-seven (37) months after the Closing Date, Purchaser will notify Seller prior to any records disposal.

                                   ARTICLE VI
            CONDITIONS PRECEDENT TO OBLIGATIONS OF GRAY AND PURCHASER

        The obligations of Gray and Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived, in whole or in part, by Gray and Purchaser for purposes of consummating such transactions:

        6.01 REPRESENTATIONS TRUE AND COVENANTS PERFORMED AT CLOSING. The representations and warranties made by Seller, the Shareholder or Mr. Gemmer in this Agreement and the Other Agreements shall be complete and correct on the Closing Date with the same force and effect as if this Agreement had been executed on and as of the Closing Date. Seller, the Shareholder and Mr. Gemmer each shall have duly performed all of the agreements and covenants and satisfied all of the conditions to be performed or complied with by either of them on or prior to the Closing Date. Seller, the Shareholder and Mr. Gemmer each shall execute and deliver to Purchaser a certificate dated as of the Closing Date certifying the fulfillment of the conditions of this Section 6.01.

        6.02 NO INJUNCTION, ETC. No Litigation, Law or Order shall have been instituted, enacted, entered, threatened or proposed by a Third Party before any court or Governmental Authority to enjoin, restrain, prohibit, or obtain damages in respect of this Agreement or the consummation of the transactions contemplated hereby, if such Litigation, Law or Order, in the reasonable judgment of Purchaser, would make it inadvisable to consummate such transactions.

        6.03 NO MATERIAL ADVERSE CHANGE. There shall not have occurred any Material Adverse Change with respect to Seller, the Business or the Gemmer Real Property, or any condition or event which threatens a Material Adverse Change with respect to Seller, the Business or the Gemmer Real Property, from the Balance Sheet Date. Seller and the Shareholder each shall have delivered to Purchaser a certificate dated as of the Closing Date executed by Seller and the Shareholder, respectively, certifying the foregoing statement.

        6.04 APPROVAL OF LEGAL MATTERS. All actions, proceedings, instruments and documents reasonably deemed necessary or appropriate by Gray and Purchaser or their attorneys to effectuate this Agreement and to consummate the transactions contemplated hereby shall have been approved by such attorneys in the exercise of their reasonable discretion.

        6.05 BILL OF SALE; ASSIGNMENTS; ETC. Purchaser shall have received from Seller an executed bill of sale substantially in the form attached hereto as
Exhibit 6.05, an executed Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit 7.04, and such other assignments and other conveyance documents reasonably necessary or desirable to transfer the Assets to Purchaser.

        6.06 OPINIONS OF COUNSEL. Purchaser shall have received an opinion, dated the Closing Date, of Browne Spitzer Herriman Stephenson Holderead & Musser, counsel to Seller and the Shareholder, substantially in the form attached hereto as Exhibit 6.06.

        6.07 INCUMBENCY CERTIFICATE. Seller shall have delivered to Purchaser an incumbency certificate or certificates dated the Closing Date certifying the incumbency of all officers of Seller who have executed this Agreement or any of the Other Agreements. These certificates shall contain specimens of the signatures of each of such officers and shall be executed by an officer of Seller other than an officer whose incumbency or authority is certified.

        6.08 LICENSES. Purchaser shall have received all Licenses necessary to operate the Business and to own and operate the Assets and the Gemmer Real Property as currently operated by Seller.

        6.09 WARRANTY DEED, TITLE INSURANCE AND SURVEY. Purchaser shall have received general warranty deeds in form and substance reasonably satisfactory to Purchaser in respect of the Goshen Real Property and the Gemmer Real Property (which general warranty deeds shall include a transfer or assignment of any warranties of title, whether general, statutory or limited, which Seller or Mrs. Gemmer has received from any of its or her grantors).

        6.10 ENVIRONMENTAL REPORT. Purchaser shall have received such independent verifications as Purchaser reasonably deems necessary that no condition exists with respect to the Assets previously or currently owned, leased, operated, or controlled by Seller, any of its predecessors or any of its former Subsidiaries or with respect to any of the Gemmer Real Property that has resulted in, or would reasonably be expected to result in, any violation of an Environmental Law, any Environmental Litigation, or in any Liability relating to an Environmental Matter. Such independent verifications shall include an estimate of the total cost of remedying any such condition reported therein.

        6.11 DUE DILIGENCE REVIEW. Purchaser and its lenders each shall have been reasonably satisfied with its review of the Schedules provided by Seller and the Shareholder pursuant to this Agreement and each also shall have been reasonably satisfied with its review of the Business, Assets, Contracts, books and records of Seller and the Gemmer Real Property.

        6.12 CERTIFIED COPIES OF RESOLUTIONS. Seller shall have delivered to Purchaser copies, certified by the duly qualified and acting Secretary or Assistant Secretary of Seller, of resolutions adopted by the Board of Directors and the shareholders approving this Agreement, the Other Agreements and the consummation of the transactions contemplated hereby and thereby, which resolutions shall be in form and substance reasonably satisfactory to Purchaser and Gray.

        6.13 SALES AND USE TAXES. Purchaser shall have received from Seller a certificate or certificates from the Indiana Department of Revenue and from any other state and foreign Tax authority listed on Schedule 3.02(a) stating that no sales or use Taxes are due relating to the Business, Assets or the Gemmer Real Property prior to Closing.

        6.14 COVENANTS NOT TO COMPETE. Seller, John Gemmer and Mrs. Gemmer shall have entered into an agreement with Purchaser containing covenants not to compete and covenants prohibiting disclosure of confidential information and trade secrets and covenants prohibiting the solicitation of customers and employees, substantially in the form attached hereto as Exhibit 6.14.

        6.15 NON-FOREIGN CERTIFICATE. Seller and Mrs. Gemmer shall each deliver to Purchaser a certificate in form and substance satisfactory to Purchaser stating that neither Seller nor Mrs. Gemmer is a "foreign person" as defined in
Section 1445 of the Code and the regulations thereunder.

        6.16 LETTERS TESTAMENTARY. Purchaser shall have received a certified copy of Letters Testamentary related to the Estate dated not more than 30 days prior to the Closing Date.


                                   ARTICLE VII
  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER, MR. GEMMER AND THE SHAREHOLDER

        The obligations of Seller, Mr. Gemmer and the Shareholder to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived, in whole or in part, by Seller and the Shareholder for purposes of consummating such transactions:

        7.01 REPRESENTATIONS TRUE AND COVENANTS PERFORMED AT CLOSING. The representations and warranties made by Gray and Purchaser in this Agreement and the Other Agreements shall be correct and complete on the Closing Date with the same force and effect as if this Agreement had been executed on and as of the Closing Date. Gray and Purchaser shall have duly performed all of the agreements and covenants and satisfied all of the conditions to be performed or complied with by it on or prior to the Closing Date. Gray and Purchaser shall execute and deliver to Seller and the Shareholder a certificate dated as of the Closing Date certifying the fulfillment of the conditions of this Section 7.01.

        7.02 NO INJUNCTION, ETC. No Litigation, Law or Order shall have been instituted, enacted, entered, threatened or proposed by a Third Party before any court or Governmental Authority to enjoin, restrain, prohibit, or obtain damages in respect of this Agreement or the consummation of the transactions contemplated hereby, if such Litigation, Law or Order, in the reasonable judgment of Seller or the Shareholder, would make it inadvisable to consummate such transactions.

        7.03 APPROVAL OF LEGAL MATTERS. All actions, proceedings, instruments and documents reasonably deemed necessary or appropriate by Seller, the Shareholder or their respective attorneys to effectuate this Agreement and to consummate of the transactions contemplated hereby shall have been approved by such attorneys in the exercise of their reasonable discretion.

        7.04 ASSIGNMENT AND ASSUMPTION AGREEMENT. Seller shall have received from Purchaser an executed Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit 7.04.

        7.05 INCUMBENCY CERTIFICATE. Each of Gray and Purchaser shall have delivered to Seller and the Shareholder an incumbency certificate or certificates dated the Closing Date certifying the incumbency of all officers of Gray and Purchaser who have executed this Agreement or any of the Other Agreements. These certificates shall contain specimens of the signatures of each of such officers and shall be executed by an officer of each of Gray and Purchaser other than an officer whose incumbency or authority is certified.

        7.06 CERTIFIED COPIES OF RESOLUTIONS. Gray and Purchaser shall have delivered to Seller and the Shareholder copies, certified by the duly qualified and acting Secretary or Assistant Secretary of each of Gray and Purchaser, of resolutions adopted by the Board of Directors of Purchaser approving this Agreement, the Other Agreements and the consummation of the transactions contemplated by this Agreement.


                                  ARTICLE VIII
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

        8.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ACKNOWLEDGMENT OF GRAY'S AND PURCHASER'S RELIANCE. All of Seller's, Mr. Gemmer's, the Shareholder's, Gray's and Purchaser's representations, warranties, covenants, and agreements set forth in this Agreement shall survive the closing of the transactions contemplated by this Agreement, shall not merge in the performance of any obligation by any party hereto and (1) shall terminate and expire (i) with respect to any "General Claim" (as herein defined), on the later of (x) eighteen (18) months after the date of this Agreement or (y) eighteen (18) months after the date on which such covenant or agreement is to be performed hereunder; (ii) with respect to any "Tax Claim" (as herein defined), on the later of (x) the date upon which the Liability to which any such Tax Claim may relate is barred by all applicable statutes of limitation, taking into account any extensions or waivers thereof, and (y) the date upon which any claim for refund or credit related to such Tax Claim is barred by all applicable statutes of limitation; (iii) with respect to any "Employee Benefit Plan Claim" (as herein defined), on the date upon which the Liability to which any such Employee Benefit Plan Claim may relate is barred by all applicable statute of limitations; (iv) with respect to any "Third Party Liability Claim" (as herein defined), on the date upon which the Liability to which any such Third Party Liability Claim may relate is barred by all applicable statutes of limitations; and (v) with respect to any "Environmental Claim" (as defined herein), on the sixth (6th) anniversary of the date of this Agreement. As used in this Agreement, the following terms have the following meanings:

               (a) "General Claim" means any claim based upon, arising out of or otherwise in respect of any inaccuracy in any representation or warranty or any breach of any covenant or agreement made or to be performed by Seller, Mr. Gemmer, the Shareholder, Gray or Purchaser pursuant to this Agreement or the Other Agreements, provided that a "General Claim" shall not include any Tax Claim, Employee Benefit Plan Claim, Third Party Liability Claim or Environmental Claim;

               (b) "Tax Claim" means any claim based upon, arising out of or otherwise in respect of any inaccuracy in any representation or warranty or any breach of any covenant or agreement made or to be performed by Seller, Mr. Gemmer or the Shareholder pursuant to this Agreement or the Other Agreements, related to any Taxes, including, without limitation, those representations, warranties, covenants and agreements made by Seller and the Shareholder in
               Section 3.07 and any claim made under Section 8.02(e);

               (c) "Environmental Claim" means any claim based upon, arising out of or otherwise in respect of any inaccuracy in any representation or warranty or any breach of any covenant or agreement made or to be performed by Seller, Mr. Gemmer or the Shareholder pursuant to this Agreement or the Other Agreements related to any Environmental Matter or Environmental Litigation, including without limitation, those representations, warranties, covenants and agreements made by Seller, Mr. Gemmer and the Shareholder in Section 3.26, or any claim arising out of or otherwise in respect of the condition or occurrences described in Section 8.02(d).

               (d) "Employee Benefit Plan Claim" means any claim based upon, arising out of or otherwise in respect of any inaccuracy in any representation or warranty or any breach of any covenant or agreement made or to be performed by Seller, Mr. Gemmer or the Shareholder pursuant to this Agreement or the Other Agreements related to any Employee Benefit Plan, including without limitation, those representations, warranties, covenants and agreements made by Seller and the Shareholder in Sections 3.07 and 3.17 and any claim made under Section 8.02(c), 8.02(e) or 8.02(f) in connection with an Employee Benefit Plan.

               (e) "Third Party Liability Claim" means any claim made under
               Section 8.02(c), Section 8.02(f) or 8.02(g) that relates to any claim or other Litigation by a Third Party.

Seller, Mr. Gemmer, the Shareholder, Gray and Purchaser acknowledge and agree that Gray and Purchaser have performed a limited investigation of the Business and the Assets and the Gemmer Real Property; however, no investigation by Gray or Purchaser will diminish or obviate any of the representations, warranties, covenants, indemnities or agreements made or to be performed by Seller, Mr. Gemmer or the Shareholder pursuant to this Agreement or the Other Agreements or Purchaser's right to fully rely upon such representations, warranties, covenants, indemnities and agreements. Seller, Mr. Gemmer, the Shareholder and Purchaser acknowledge and agree that Purchaser has assisted Seller, Mr. Gemmer and the Shareholder in the preparation of certain of the Schedules referred to in Article III; provided, however, that Seller, Mr. Gemmer, the Shareholder and Purchaser acknowledge and agree that Purchaser prepared such Schedules from information provided by Seller and in no event shall Purchaser have any Liability with respect to such Schedules nor shall any of Seller's, Mr. Gemmer's or the Shareholder's representations, warranties, indemnities, or other agreements be obviated or diminished by Purchaser's preparation of any of such Schedules.

        8.02 INDEMNIFICATION BY THE SHAREHOLDER, MR. GEMMER AND SELLER. Subject to the limitations contained in Section 8.04, the Shareholder, Mr. Gemmer and Seller, jointly and severally, agree to indemnify, defend, and hold harmless Purchaser and Gray (and each of their respective directors, officers, shareholders, employees, affiliates and assigns) from and against any and all Losses asserted against, imposed upon or incurred by any of the foregoing by reason of, resulting from, arising out of, based upon or otherwise in respect of the following notwithstanding any actual or alleged negligence of any of the Persons indemnified hereunder:

               (a) any inaccuracy in any representation or warranty made by Seller, Mr. Gemmer or the Shareholder pursuant to this Agreement or the Other Agreements;

               (b) any breach of any covenant or agreement made or to be performed by Seller, Mr. Gemmer or the Shareholder pursuant to this Agreement or the Other Agreements;

               (c)    any Undisclosed Liability;

               (d) any of the following conditions or occurrences relating to the environment: (i) any cleanup, corrective removal or remedial actions, or property damage arising out of any condition relating to the Business, the Assets or the Gemmer Real Property and existing prior to March 1, 1999; (ii) Third Party claims for personal injury where the exposure, incident or condition out of which the claim arises occurred in whole or in part on or prior to March 1, 1999 and relates to the Business, the Assets or the Gemmer Real Property; (iii) with respect to the Business, any transportation or disposition commenced, arranged or initiated on or before March 1, 1999 by or on behalf of Seller any of its predecessors or any of its former Subsidiaries of any substance owned or controlled by Seller, any of its predecessors or any of its former Subsidiaries or any substance from any premises owned or operated by Seller, any of its predecessors or any of its former Subsidiaries or from the Gemmer Real Property for any purpose, including, but not limited to, treatment, storage, disposal or recycling; (iv) with respect to the Business or the Gemmer Real Property, fines or penalties on account of the ownership, use, condition or operation of the Business or any of the Assets or the Gemmer Real Property by Seller, any of Seller's predecessors or any of its former Subsidiaries at any time prior to March 1, 1999; (v) any Liability to modify, restore, change or improve any of the Assets, any of the Gemmer Real Property or any assets of any of Seller's predecessors or any of its former Subsidiaries in order to effectuate compliance with any applicable Law or Order in effect as of March 1, 1999; or (vi) the removal of any and all asbestos or asbestos-containing materials that existed on or before March 1, 1999 in any premises owned, leased, operated or managed on or before March 1, 1999 by Seller, any of its respective predecessors or any of its former Subsidiaries or that existed on or before March 1, 1999 in any of the Gemmer Real Property; provided, however, Purchaser and Gray shall be solely responsible for, and none of Seller, Mr. Gemmer or the Shareholder will be required to indemnify, defend or hold harmless Purchaser or Gray for any Losses in connection with the removal of any and all asbestos or asbestos-containing materials resulting from, arising out of, based upon or otherwise in respect of any remodeling or other voluntary structural or physical change by Purchaser or Gray after the Closing Date in any premises that were owned, leased, operated or managed on or before the Closing Date by Seller;

               (e) any Liability for any Taxes of Seller (or, with respect to the Gemmer Real Property, Mrs. Gemmer) that either accrued on or before March 1, 1999 or arose out of or relate to Seller or the operations of the Business or the Gemmer Real Property on or before March 1, 1999; and

               (f)    any Retained Liability; and

               (g) any claim by any Person relating in any respect to (A) the ownership (legal or beneficial) of the capital stock of Seller, (B) this Agreement, the transactions contemplated hereby or corporate actions of Seller related thereto, or (C) the Estate of Dow M. Gorham.

Seller, Mr. Gemmer and the Shareholder, acting collectively, shall have the right at their own cost and expense to undertake to defend against any claim or cause of action under the hold harmless and indemnity provisions of this Section
8.02. Purchaser and Gray agree to provide written notice of any Third Party claims that may arise under this Section 8.02 promptly after Purchaser's or Gray's receipt of notice of any such claim from any Third Party. However, if the notice of such claim received by Purchaser and Gray consists of legal service of process, Purchaser or Gray shall provide telephone notice within 48 hours, followed by written notice within ten (10) days, after Purchaser's or Gray's receipt of notice of such claim. Failure to provide such written notice within the time specified shall not constitute a waiver of the provisions of this Section by Purchaser or by Gray, except to the extent that such failure shall have prejudiced Seller's, Mr. Gemmer's or the Shareholder's rights and abilities to defend a lawsuit that is the basis of such a claim. Any obligations or liabilities owed by Seller, Mr. Gemmer or the Shareholder to Purchaser or to Gray by reason of this Agreement, may be satisfied by Purchaser or Gray offsetting against such amounts any and all sums due from Purchaser or Gray to Seller, Mr. Gemmer or the Shareholder for any reason whatsoever.

        8.03. INDEMNIFICATION BY PURCHASER AND GRAY. Subject to the limitations contained in Section 8.04, Purchaser and Gray agree to indemnify, defend and hold harmless Seller (and its respective directors, officers, employees, affiliates and assigns), Mr. Gemmer and the Shareholder from and against all Losses asserted against, imposed upon or incurred by any of the foregoing by reason of, resulting from, arising out of, based upon or otherwise in respect of the following notwithstanding any actual or alleged negligence of any of the Persons indemnified hereunder:

               (a) any inaccuracy in any representation or warranty made by Purchaser or Gray pursuant to this Agreement or the Other Agreements;

               (b) any breach of any covenant or agreement made or to be performed by Purchaser or Gray pursuant to this Agreement or the Other Agreements;

               (c)    any Assumed Liability; and

               (d) the removal of any and all asbestos or asbestos-containing materials resulting from, arising out of, based upon or otherwise in respect of any remodeling or other voluntary structural or physical change by Purchaser or Gray after the Closing Date in any premises that were owned, leased, operated or managed on or before the Closing Date by Seller.

Purchaser and Gray each shall have the right at its own cost and expense to undertake to defend against any claim or cause of action under the hold harmless and indemnity provisions of this Section 8.03. Seller, Mr. Gemmer and the Shareholder agree to provide written notice to Purchaser and to Gray of any Third Party claims that may arise under this Section 8.03 promptly after Seller's, Mr. Gemmer's or the Shareholder's receipt of notice of any such claim from any Third Party. However, if the notice of such claim received by Seller, Mr. Gemmer and the Shareholder consists of legal service of process, Seller, Mr. Gemmer or the Shareholder receiving such notice shall provide telephone notice within 48 hours, followed by written notice within ten (10) days, after Seller's, Mr. Gemmer's or the Shareholder's receipt of notice of such claim. Failure to provide such written notice within the time specified shall not constitute a waiver of the provisions of this Section by Seller, Mr. Gemmer and the Shareholder, except to the extent that such failure shall have prejudiced Purchaser's or Gray's rights and abilities to defend a lawsuit that is the basis of such a claim.

        8.04   LIMITATIONS ON INDEMNIFICATION.

               (a) Except as provided in Section 8.04(b), none of Seller, Mr. Gemmer, the Shareholder, Gray or Purchaser shall be required to indemnify any of the Persons specified in Section 8.02 or 8.03, as the case may be, until the amount of such Loss, when aggregated with all other Losses indemnified under such Section 8.02 or 8.03, respectively, shall exceed $50,000 (the "Minimum Aggregate Liability Amount"), at which time Losses may be asserted for the Minimum Aggregate Liability Amount and all amounts in excess thereof; provided, however, that the foregoing Minimum Aggregate Liability Amount shall not apply to any Loss that results from or arises out of (i) a breach of a covenant or agreement, (ii) fraud, intentional misrepresentation or an intentional breach of warranty on the part of any of Seller, Mr. Gemmer, the Shareholder, Gray or Purchaser in this Agreement or the

Other Agreements, (iii) any Employee Benefit Plan Claim, (iv) any Tax Claims or
(v) any Third Party Liability Claims that arise out of Section 8.02(g).

               (b) No Person otherwise entitled to indemnification under this Agreement shall be indemnified pursuant to this Agreement to the extent that such Person's Losses are increased or extended by the willful misconduct, violation of Law or bad faith of such Person.

               (c) The Shareholder and Mr. Gemmer, in the aggregate, shall not be liable for indemnification under Section 8.02 in an amount greater than Nine Million Six Hundred Fifty-Two Thousand Six Hundred Dollars ($9,652,600). Notwithstanding the foregoing sentence, the Shareholder and Mr. Gemmer, in the aggregate, shall not be liable in an amount greater than $1,250,000 for indemnification with respect to an Environmental Claim for diminution in the value of the Gemmer Real Property or the Goshen Real Property that is the sole and direct result of a Phase II environmental review of the Gemmer Real Property or the Goshen Real Property that was not required by a Governmental Authority.

        8.05 INDEMNIFICATION PAYMENTS. Subject to the terms hereof, a party obligated to make indemnification payments pursuant to this Agreement shall pay to the indemnified party the full amount of any and all Losses (other than Losses resulting from a Third Party claim) within thirty (30) days of receipt of the notice thereof and the full amount of any Loss resulting from a Third Party claim within thirty (30) days of the date such Litigation is terminated or the date a final judgment or award is rendered and no appeal is taken, and thereafter the amount of such Loss shall bear interest at a rate equal to the lesser of one and one-half percent (1-1/2%) per month or the maximum amount permitted by Law. Purchaser and Gray shall be entitled to offset from any payments due to Seller, Mr. Gemmer or the Shareholder for any reason whatsoever, any amount due and owing to Purchaser or to Gray by way of indemnification pursuant to Section 8.02, and Purchaser and Gray shall not be liable for any amounts so offset.


                                   ARTICLE IX
                                   TERMINATION

        9.01 METHOD OF TERMINATION. This Agreement and the transactions contemplated by it may be terminated at any time prior to the Closing Date:

               (a)    By the mutual consent of Seller and Purchaser at any time;

               (b) By Seller or the Shareholder at any time after March 3, 1999 if any of the conditions set forth in Article VII hereof have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act by Seller or Shareholder;

               (c) By Purchaser or Gray at any time after March 3, 1999, if any of the conditions set forth in Article VI hereof have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of Purchaser;

               (d) By Purchaser at any time, if Purchaser determines in good faith that any Material Adverse Change, or any condition or event which threatens to cause a Material Adverse Change, with respect to Seller or the Business shall have occurred or been discovered since the Balance Sheet Date;

               (e) By Purchaser pursuant to Section 9.04; or

               (f) By Purchaser pursuant to Section 5.04.

        9.02 NOTICE OF TERMINATION. Notice of termination of this Agreement, as provided for in this Article IX, shall be given by the parties so terminating to the other parties hereto in accordance with Section 11.01 of this Agreement.

        9.03 EFFECT OF TERMINATION. In the event of a termination of this Agreement pursuant to Section 9.01 hereof, this Agreement shall become void and of no further force and effect, and each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its agents, counsel, representatives, Affiliates or assigns) shall be liable to any other party for any Loss hereunder; provided, however, if non-occurrence of Closing is the direct or indirect result of the Default of any party of its obligations hereunder, including, without limitation, any Material inaccuracy in any representation or warranty made by such party, such defaulting parties shall be fully liable to the other parties hereto for any such Default. It is agreed that time is of the essence in the performance and satisfaction of this Agreement and each of the conditions specified in Articles VI and VII of this Agreement are material for purposes of this Agreement.

        9.04 RISK OF LOSS. Seller assumes all risk of condemnation, destruction or Loss due to fire or other casualty from the date of this Agreement until the Closing. If the condemnation, destruction or Loss is such that the Business is interrupted or curtailed or the Assets or the Gemmer Real Property are Materially affected, then Purchaser shall have the right to terminate this Agreement. If the condemnation, destruction or Loss is such that the Business is neither interrupted nor curtailed nor the Assets or the Gemmer Real Property Materially affected, or if the Business is interrupted or curtailed or the Assets or the Gemmer Real Property are Materially affected and Purchaser nevertheless foregoes the right to terminate this Agreement, the Purchase Price shall be adjusted at the Closing to reflect such condemnation, destruction or Loss, to the extent that insurance or condemnation proceeds paid or to be paid to Purchaser are not sufficient to cover such destruction or Loss. If Purchaser and Seller are unable to agree upon the amount of such adjustment, the dispute shall be resolved jointly by the independent accounting firms then employed by Purchaser and Seller, and if said accounting firms do not agree, an arbitrator shall be selected by such accounting firms.


                                    ARTICLE X
                                   DEFINITIONS

        The following terms (in their singular and plural forms as appropriate) as used in this Agreement shall have the meanings set forth below unless the context requires otherwise:

        "ACCOUNTS PAYABLE" means all accounts payable as of the date prior to the Closing Date, and other monies due from Seller for purchases of goods and the performance of services prior to the Closing Date and any other debt or Liability relating to the operation of the Business prior to the Closing Date.

        "ACCOUNTS RECEIVABLE" means all accounts receivable, notes receivable (including without limitation all notes receivable from Pam and Dan Sheets), and other monies due to Seller for (i) published advertising (both billed and unbilled) through the day prior to the Closing Date, (ii) newspaper sales (both direct and circulation) and (iii) commercial printing through the day prior to the Closing Date.

        "AFFILIATE" of a Person means: (i) any Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employee, agent, or representative or direct or indirect beneficial or legal owner of any 10% or greater equity or voting interest of such Person; (iii) any entity for which a Person described in (ii) above acts in any such capacity.

        "AGREEMENT" means this Asset Purchase Agreement, including the Exhibits and Schedules hereto each of which is incorporated herein by reference.

        "ASSET PURCHASE PRICE" means the total consideration to be paid to Seller by Purchaser for the purchase of the Assets pursuant to this Agreement and which shall be paid in accordance with Section 1.02(a) of this Agreement.

        "ASSETS" means all of the assets, properties and rights of Seller of every kind, nature, character and description, whether real, personal or mixed, whether tangible or intangible, whether accrued, contingent or otherwise (other than the Retained Assets) relating to or utilized in the Business, directly or indirectly, in whole or in part, in existence on the Closing Date whether or not carried on the books and records of Seller, and whether or not owned in the name of Seller or any Affiliate of Seller and wherever located, including but not limited to the following:

                      (i) the Personal Property;
                      (ii) Accounts Receivable;
                      (iii) the Inventory;
                      (iv) the Intellectual Property of Seller;
                      (v) the Contracts of Seller;
                      (vi) the Licenses of Seller;
                      (vii) the Computer Software;
                      (viii) the Databases;
                      (ix) the Goshen Real Property;
                      (x) the Goodwill of the Business, including, but not limited to, goodwill associated with the trademarks, service marks, and tradenames and assumed names;
                      (xi) all rights, choses in action and claims, Known or unknown matured or unmatured, accrued or contingent, against Third Parties;
                      (xii) all intangible personal property and assets other than the foregoing including, without limitation, franchises, guarantees, warranties, indemnities, certificates of authority and waivers;
                      (xiii) the customer lists, advertiser lists, subscriber lists, mailing lists, customer files, supplier files, advertiser files, subscriber files, sales agent files, credit files, and credit data relating to the Assets or the Business, all other files, records, drawings, catalogues, stationery, advertising materials and other documents (or copies thereof) related to the Assets or the Business and the use of any telephone numbers that are used in the operation of the Business; and
                      (xiv) any other assets used in the Business and owned by Seller.

        "ASSUMED LIABILITIES" means (i) all obligations first arising after the Closing Date under or pursuant to Contracts of Seller related to the Business, listed on Exhibit X (as amended pursuant to Section 5.04(b)); and assigned to Purchaser pursuant to this Agreement; provided, however, the Assumed

Liabilities shall not include any Liabilities resulting from or arising out of any Default by Seller prior to the Closing Date under or with respect to any of such Contracts; (ii) Current Community Commitments (as defined herein); (iii) the obligation of Purchaser to provide coverage under the health plan that Purchaser makes available to its employees to Tom Merritt until the earlier of his sixty-fifth (65th) birthday or eighteen (18) months after the Closing Date; and (iv) the obligation of Purchaser to provide coverage at Purchaser's cost under the health plan that Purchaser makes available to its employees to Philip Guilfoos, provided that such coverage shall be available (A) only for the period for which Philip Guilfoos was eligible to elect COBRA coverage under Seller's health plan; (B) provided Philip Guilfoos makes or has made a proper election to elect COBRA coverage under Seller's health plan within the time periods specified under COBRA; and (C) provided that any amounts paid to or for the benefit of Philip Guilfoos by Seller or its insurer for health related matters shall be credited against the maximum lifetime benefits available to Philip Guilfoos under Purchaser's health plan.

        "BALANCE SHEET" means collectively, the unaudited balance sheet of Seller as of November 30, 1998 and included in the Financial Statements.

        "BALANCE SHEET DATE" means November 30, 1998.

        "BUSINESS" means Seller's business of publishing the daily newspaper The Goshen News, and the weekly shopper, The Goshen Extra, and commercial printing under the name News Printing Company.

        "CLOSING" means the consummation of the asset acquisitions and the other transactions contemplated by this Agreement.

        "CLOSING DATE" means March 3, 1999 or such other date as the parties may agree, but with economic effect as of the close of business on February 28, 1999.

        "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        "COMPUTER SOFTWARE" means all computer programs, materials, tapes, source and object codes, and all prior and proposed versions, releases, modifications, updates, upgrades and enhancements thereto, as well as all documentation and listings related thereto used in the Business.

        "CONTRACT" means any written or oral contract, agreement, understanding, lease, usufruct, license, plan, instrument, commitment, restriction, arrangement, obligation, undertaking, practice or authorization of any kind or character or other document to which any Person is a party or that is binding on any Person or its securities, assets or business.

        "CURRENT COMMUNITY COMMITMENTS" means those certain charitable commitments of Seller to The Boy's and Girl's Club of up to $20,000 payable ratably over four years, The Goshen Chamber of Commerce of up to $6,700 payable ratably over two years and Sponsorship of the Ride-A-Bike Event for the benefit of the Association of Disabled of Elkhart County with a cost of up to $6,000.

        "DATABASES" means databases in all forms, versions and media, together with prior and proposed updates, modifications and enhancements thereto, as well as all documentation and listings therefor used in the Business, other than Licenses.

        "DEFAULT" means (1) a breach of, default under, or misrepresentation in or with respect to any Contract or License, (2) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of, default under, or misrepresentation in any Contract or License, or
(3) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right to terminate, change the terms of or renegotiate any Contract or License or to accelerate, increase, or impose any Liability under any Contract or License.

        "EMPLOYEE BENEFIT PLAN" means collectively, each pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, any other written or unwritten employee program, arrangement, agreement or understanding, any medical, vision, dental or other health plan, any life insurance plan, or any other fringe benefit plan, currently or previously adopted, maintained by, sponsored in whole or in part by, or contributed to by Seller or any ERISA Affiliate thereof or under which Seller or any ERISA Affiliate thereof has any Liability for the benefit of employees, retirees, dependents, spouses, directors, or other beneficiaries, including but not limited to any such plan that could result in a Material Liability to Seller, under Title IV of ERISA or otherwise.

        "ENVIRONMENTAL LITIGATION" means any Litigation in any court or before or by any Governmental Authority or private arbitrator, mediator or tribunal against Seller, the Business, the Gemmer Real Property or the Assets (including, without limitation, notice or other communication written or oral by any Person alleging potential liability for investigatory costs, cleanup costs, private or governmental response or remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based upon, or resulting from (i) any Environmental Matter or (ii) any circumstances or state of facts forming the basis of any Liability, or alleged Liability under, or violation or alleged violation under, any Environmental Law.

        "ENVIRONMENTAL LAWS" means all Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance.

        "ENVIRONMENTAL MATTER" means any matter or circumstances related in any manner whatsoever to (i) the emission, discharge, disposal, release or threatened release of any Hazardous Substance into the environment, or (ii) the treatment, storage, recycling or other handling of any Hazardous Substance or
(iii) the placement of structures or materials into waters of the United States, or (iv) the presence of any Hazardous Substance, including, but not limited to, asbestos, in any building, structure or workplace or on any of the Goshen Real Property or the Gemmer Real Property.

        "ERISA" means Employee Retirement Income Security Act of 1974, as amended.

        "ERISA AFFILIATE" means any member of the "controlled group" as defined in ERISA section 4001(a)(14) which includes, or at any time during the preceding 5 years included, the Seller.

        "FINANCIAL STATEMENTS" means the unaudited balance sheets of Seller as of December 31, 1993, December 31, 1994, December 31, 1995, December 31, 1996, December 31, 1997 and November 30, 1998 and the related statements of income and cash flows for the periods then ended as compiled by McGladrey & Pullen, LLP thereon.

        "GAAP" means generally accepted accounting principles consistently applied.

        "GEMMER REAL PROPERTY" means collectively all the real property or interests therein owned, leased, occupied, used or controlled by Mrs. Gemmer and used in connection with the Business as of the date of this Agreement or acquired prior to the Closing Date, together with (i) all rights, easements, tenements, hereditaments, appurtenances, privileges, immunities, mineral rights and other benefits belonging or appertaining thereto that run with said real property and (ii) all right, title and interest, if any, of Mrs. Gemmer in and to (A) any land lying in the bed of any street, road or avenue, open or proposed, adjoining said real property, (B) any award made or to be made in lieu of the land described in the preceding clause (A), (C) any unpaid award for damage to said real property, and (D) all strips and rights-of-way abutting or adjoining said real property, if any. The Gemmer Real Property includes, without limitation, all buildings, structures, fixtures and other improvements located on the land described in the preceding sentence.

        "GEMMER REAL PROPERTY PURCHASE PRICE" means the total consideration to be paid to Mrs. Gemmer by Purchaser for the purchase of the Gemmer Real Property pursuant to this Agreement and which shall be paid in accordance with Section 1.02(b) of this Agreement.

        "GOSHEN REAL PROPERTY" means collectively all the real property or interests therein owned or controlled by Seller and used in connection with the Business as of the date of this Agreement or acquired prior to the Closing Date, together with (i) all rights, easements, tenements, hereditaments, appurtenances, privileges, immunities, mineral rights and other benefits belonging or appertaining thereto that run with said real property and (ii) all right, title and interest, if any, of Seller in and to (A) any land lying in the bed of any street, road or avenue, open or proposed, adjoining said real property, (B) any award made or to be made in lieu of the land described in the preceding clause (A), (C) any unpaid award for damage to said real property, and
(D) all strips and rights-of-way abutting or adjoining said real property, if any. The Goshen Real Property includes, without limitation, all buildings, structures, fixtures and other improvements located on the land described in the preceding sentence.

        "GOVERNMENTAL AUTHORITY" means any federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, authority, board or body.

        "HAZARDOUS SUBSTANCE" means (i) any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil.

        "INTELLECTUAL PROPERTY" means Seller's (i) U.S. and foreign patents and pending patent applications together with any and all continuations, continuations in part, divisions, reissues, extensions and renewals thereof,
(ii) trade secrets, know-how, inventions, designs, formulae and processes, whether trade secrets or not, (iii) trade names, trademarks, service marks, logos, assumed names, brand names and all registrations and applications therefor together with the goodwill of the business symbolized thereby, including but not limited to, the names "The Goshen News," "The Goshen Extra," "News

Printing Company" and any other names under which Seller has conducted its business or sold products or advertising at any time, (iv) copyrights and any registrations and applications therefor, (v) technology rights and licenses, and
(vi) all other intellectual property owned by, registered in the name of, or used in the Business or in which Seller or its Business has any interest.

        "INVENTORY" means all inventories of raw materials, supplies, purchased parts to be incorporated in finished products, operating parts and supplies, work-in-process, finished products, advertising materials, and other inventories.

        "IRS" means the Internal Revenue Service of the United States of
America.

        "KNOWLEDGE" or "KNOWN" with respect to Seller or the Shareholder, means, collectively, those facts the Shareholder, John Gemmer, and Jim Young, after due inquiry knows or reasonably should have known.

        "LAW" means any code, law, legal principal, order, ordinance, regulation, rule, or statute of any Governmental Authority.

        "LIABILITY" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute, contingent, liquidated, unliquidated, matured, unmatured or otherwise.

        "LICENSE" means any license, franchise, notice, permit, easement, right, certificate, authorization, approval or filing to which any Person is a party or that is or may be binding on any Person or its securities, property or business.

        "LIEN" means any mortgage, lien, security interest, pledge, hypothecation, encumbrance, restriction, reservation, encroachment, infringement, easement, conditional sale agreement, title retention or other security arrangement, defect of title, adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any property or property interest.

        "LITIGATION" means any action, administrative or other proceeding, arbitration, cause of action, claim, complaint, criminal prosecution, inquiry, hearing, governmental or regulatory investigation, governmental or regulatory charge, litigation, notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting Seller in connection with the Business, the Assets (including, without limitation, Contracts relating to Seller), the Gemmer Real Property or the transactions contemplated by this Agreement.

        "LOSS" means any and all direct or indirect demands, claims, payments, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, causes of action, suits, losses, diminution in the value of assets, damages, punitive, exemplary or consequential damages (including, but not limited to, lost income and profits and interruptions of business), liabilities, costs, expenses (including without limitation, (i) interest, penalties and reasonable attorneys' fees and expenses, (ii) attorneys' fees and expenses necessary to enforce rights to indemnification hereunder, and (iii) consultants' fees and other costs of defense or investigation), and interest on any amount payable to a Third Party as a result of the foregoing, whether accrued, absolute, contingent, Known, unknown, or otherwise as of the Closing Date or thereafter.

        "MATERIAL" or "MATERIALLY" shall be determined in light of the facts and circumstances of the matter in question; provided, however, that any specific monetary amount cited in this Agreement shall be deemed to determine materiality in that instance.

        "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means (A) any Material adverse change in or effect on (i) the business, operations, assets, Liabilities, condition (financial or otherwise), results of operations, value or prospects of such Person, (ii) the ability of such Person to consummate the transactions contemplated by this Agreement or any of the Other Agreements to which it is a party, or (iii) the ability of such party to perform any of its obligations under this Agreement or any of the Other Agreements to which it is a party, if such change or effect Materially impairs the ability of such party to perform its obligations hereunder or thereunder, taken as a whole or (B) any adverse change in or effect on the assets, liabilities, results of operations of such Person that results in a Loss in excess of $50,000.

        "ORDER" means any decree, injunction, judgment, order, ruling, writ, quasi-judicial decision or award or administrative decision or award of any federal, state, local, foreign or other court, arbitrator, mediator, tribunal, administrative agency or Governmental Authority to which any Person is a party or that is or may be binding on any Person or its securities, assets or business.

        "OTHER AGREEMENTS" means the agreements, documents, assignments and instruments to be executed and delivered by Seller, Mr. Gemmer or the Shareholder pursuant to this Agreement.

        "PERMITTED LIENS" means (i) Liens for current real property Taxes not yet due and payable, (ii) Liens that do not affect the value or use of any parcel of the Goshen Real Property or any parcel of the Gemmer Real Property, and (iii), Liens, if any, relating to Purchaser's financing to which the Assets are contemplated to be subject at Closing.

        "PERSON" means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a business association, corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, or any person acting in a representative capacity.

        "PERSONAL PROPERTY" means collectively all of the personal property or interests therein owned, leased, used or controlled by Seller, including, without limitation, machinery, tools, equipment (including office equipment and supplies), furniture, furnishings, fixtures, vehicles, leasehold improvements, all other tangible personal property other than Inventory (which is specifically excluded from the definition of Personal Property).

        "PURCHASE PRICE" means the total consideration to be paid to Seller and to Mrs. Gemmer by Purchaser for the purchase of the Assets and the Gemmer Real Property pursuant to this Agreement and which shall be paid in accordance with
Section 1.03 of this Agreement.

        "RELATED PARTY" or "RELATED PERSON" means, with regard to any natural Person, his or her spouse, parent, sibling, child, aunt, uncle, niece, nephew, in-law, grandparent and grandchild (including by adoption) and any trustees or other fiduciaries for the benefit of such relatives.

        "RETAINED ASSETS" means all cash on hand and in banks, cash investments, prepaid expenses (including the deposit made to PAGE under Seller's Contract with PAGE for newsprint and including cash in postage meter machine and postage accounts for business reply and second class postage), prepaid insurance premiums, cash value of life insurance policy on John Gemmer (all of the foregoing as of the close of business on February 28, 1999), 1999 GMC Yukon, the Computer Concepts personal computer with Pentium processor and Okidata printer 4W located at the home of John and Jane Gemmer, and four (4) season tickets to Notre Dame home football games.

        "RETAINED LIABILITIES" means any Liability of Seller (or with respect to the Gemmer Real Property, Mrs. Gemmer) which is not an Assumed Liability, including, without limitation, the following:

                      (i)    all Accounts Payable;
                      (ii) any Liabilities for any Taxes of Seller or the Shareholder;
                      (iii) any Liabilities relating to current or former assets of Seller or the Shareholder not being acquired by Purchaser pursuant to this Agreement;
                      (iv) any Contract of Seller not validly assigned to Purchaser;
                      (v) any Liability incurred by Seller as a result of any Default by Seller under any provision of this Agreement or the Other Agreements;
                      (vi) any Liability of Seller for severance payments or other severance obligations relating to any Person employed by Seller on or before the Closing Date;
                      (vii) any Liability of Seller to pay bonuses or other compensation to Affiliates of Seller on account of the transactions contemplated by this Agreement;
                      (viii) any Undisclosed Liability;
                      (ix) any Liability of Seller, of any nature whatsoever, to any current or former shareholder or Affiliate of Seller;
                      (x) any Liability (including without limitation, any Liability relating to any Litigation) relating to, based upon, or arising out of (A) the conduct of the Business or the ownership of the Assets prior to the Closing Date or (B) any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition that occurred or existed prior to the Closing Date, whether or not then Known, due or payable and whether or not disclosed in this Agreement or the Other Agreements;
                      (xi) any Liability that Purchaser may incur in connection with any Litigation brought against Purchaser under the Worker Adjustment and Retraining Notification Act or any similar Law that relates to actions taken by Seller with regard to any employees or any site of employment;
                      (xii) any Liability of Seller under or relating to any Employee Benefit Plan;
                      (xiii) any Liability to or Lien of any Third Party
                             pursuant to the bulk sales or fraudulent conveyance or other Laws of any jurisdiction that may be asserted against any of the Assets (whether asserted against Seller, the Shareholder, the Assets or Purchaser) or the Gemmer Real Property; and
                      (xiv) any claim by any broker, finder or other Person employed or allegedly employed by Seller or the Shareholder in connection with the transactions contemplated by this Agreement.

        "SUBSIDIARY" means any Person of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such Person, is at the time directly or indirectly owned or controlled by another Person, or by any one or more Subsidiaries of such other Person, or by such other Person and one or more of its Subsidiaries or Affiliates.

        "TAX" or "TAXES" means any federal, state, county, local, foreign and other taxes, assessments, charges, fees, and impositions for which Purchaser could have successor liability, including, without limitation, obligations to withhold such amounts and including interest and penalties thereon or with respect thereto, whether disputed or not.

        "TAX RETURNS" means all returns, reports, filings, declarations and statements relating to Taxes that are required to be filed, recorded, or deposited with any Governmental Authority, including any attachment thereto or amendment thereof.

        "THIRD PARTY" or "THIRD PARTIES" means any Person that is not Gray, Purchaser, Seller, Mr. Gemmer or the Shareholder or an Affiliate of Gray, Purchaser, Seller, Mr. Gemmer or the Shareholder.

        "UNDISCLOSED LIABILITIES" means any Liability that is not fully reflected or reserved against in the Financial Statements or fully disclosed in a Schedule to this Agreement.


                                   ARTICLE XI
                                  MISCELLANEOUS

        11.01 NOTICES. All notices and other communications hereunder shall be deemed to have been given (i) on the date of receipt if delivered by hand, overnight courier service or if sent by facsimile, graphic scanning or other telegraphic communications equipment or (ii) on the date three (3) business days after depositing with the United States Postal Service if mailed by United States registered or certified mail, return receipt requested, first class postage prepaid and properly addressed. The address for such notices shall be to the address as set forth below each party's signature to this Agreement. Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 11.01.


        11.02 ENTIRE AGREEMENT, MODIFICATIONS, AMENDMENTS AND WAIVERS. This Agreement, the Schedules, the Exhibits and the Other Agreements constitute the entire agreement with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings of the parties with respect thereto, including without limitation, that certain letter of intent from Gray dated February 1, 1999. No change, alternation, modification or addition to this Agreement shall be effective unless in writing and properly executed by the parties hereto.

        11.03 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto, and their respective estates, successors, legal or personal representatives, heirs, distributees, designees and assigns, but no assignment shall relieve any party of the obligations hereunder. This Agreement or any portion hereof cannot be assigned by any party without the prior written consent of the other parties hereto; provided, however, that Gray and Purchaser may assign this Agreement to their lenders as collateral security.

        11.04 TABLE OF CONTENTS; CAPTIONS; REFERENCES. The table of contents and the captions and other headings contained in this Agreement as to the contents of particular articles, sections, paragraphs or other subdivisions contained herein are inserted for convenience of reference only and are in no way to be construed as part of this Agreement or as limitations on the scope of the particular articles, sections, paragraphs or other subdivisions to which they refer and shall not affect the interpretation or meaning of this Agreement. Except as specifically provided herein, all references in this Agreement to "Section" or "Article" shall be deemed to be references to a Section or Article of this Agreement.

        11.05 PRONOUNS. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

        11.06 GOVERNING LAW. This Agreement shall be controlled, construed and enforced in accordance with the substantive Laws of the State of Indiana, without respect to the Laws related to choice or conflicts of Laws.

        11.07 SEVERABILITY. Should any term or provision of this Agreement be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

        11.08 REMEDIES NOT EXCLUSIVE. No remedy conferred by any of the specific provisions of this Agreement is intended to be, nor shall be, exclusive of any other remedy available at law, in equity or otherwise.

        11.09 COUNTERPARTS AND INTERPRETATIONS. This Agreement may be executed in any number of counterparts, each of which shall be an original; but all of such counterparts shall together constitute one and the same instrument.

        11.10 ATTORNEYS' FEES. In the event of any dispute between the parties hereto in connection with the enforcement or interpretation of any terms of this Agreement, the prevailing party in such dispute shall be entitled to recover his, her or its reasonable attorneys' fees and costs.





                         [SIGNATURES ON FOLLOWING PAGE]

               IN WITNESS WHEREOF, Gray, Purchaser, Seller, Mrs. Gemmer and Mr. Gemmer have duly executed this Agreement under seal as of the date first above written.

                                    GRAY:

                                    Gray Communications Systems, Inc.


Attest:                             By: /s/ Thomas J. Stultz
                                        ------------------------------------
                                    Title: Vice President
____________________                Address:  4370 Peachtree Road, NE
Its:  ________________                         Atlanta, Georgia  30319-3099
                                    Attention:  Mr. James C. Ryan
                                    Facsimile:  404-261-9607
[CORPORATE SEAL]



                                    PURCHASER:

                                    Gray Communications of Indiana, Inc.


Attest:                             By: /s/ Thomas J. Stultz
                                        ------------------------------------
                                    Title: President
____________________                Address:  4370 Peachtree Road, NE
Its:  ________________                         Atlanta, Georgia  30319-3099
                                    Attention:  Mr. James C. Ryan
                                    Facsimile:  404-261-9607
[CORPORATE SEAL]

                                    In the case of notice to Gray or Purchaser, with a copy to:

                                    Alston & Bird LLP
                                    1201 West Peachtree Street
                                    Atlanta, Georgia 30309-3424
                                    Attention:  Stephen A. Opler, Esq.
                                    Facsimile:  404-881-4777

                                    SELLER:

                                    NEWS PRINTING COMPANY, INC.


Attest:                             By:/s/ John W. Gemmer
                                       ------------------------------------
                                    Title: President
/s/ Jane H. Gemmer                  Address:       1905 Russet Avenue
------------------------                           Goshen, Indiana  46528
Its:  Secretary
      ------------------
                                    Facsimile:     (219)
                                                        -------------------
[CORPORATE SEAL]



                                    JOHN GEMMER:

                                    /s/ John Gemmer                       (SEAL)
                                    --------------------------------------
                                    John Gemmer
                                    Address:       1905 Russet Avenue
                                                   Goshen, Indiana  46528
                                    Facsimile:     (219)
                                                        ------------------------


                                    THE SHAREHOLDER:

                                    /s/ Jane H. Gemmer                    (SEAL)
                                    --------------------------------------
                                    Jane Gemmer
                                    Address:       1905 Russet Avenue
                                                   Goshen, Indiana  46528
                                    Facsimile:     (219)
                                                        ------------------------

                                    In the case of notice to Seller or either of the Gemmers, with a copy to:

                                    Herbert A. Spitzer, Jr., Esq.
                                    Browne Spitzer Herriman Stephenson Holderead
                                    & Musser
                                    122 East Fourth Street
                                    P. O. Box 927
                                    Marion, Indiana  46952
                                    Facsimile:  765-662-0574